UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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STAMPS.COM INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1990 E. Grand Avenue
El Segundo, CA 90245
(310) 482-5800
Dear Stockholder:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Stamps.com Inc. (the “Annual Meeting”) to be held at 10:00 a.m. Pacific Daylight Savings Time on Monday, June 11, 2018, at Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245.
Your vote at the Annual Meeting is important to us. At the Annual Meeting, you will be asked (i) to elect one Class I director, (ii) to approve, on a non-binding advisory basis, our executive compensation, (iii) to approve the 2018 Amendment to the Stamps.com Inc. 2010 Equity Incentive Plan, and (iv) to ratify the selection of our independent auditors for 2018. The accompanying Notice of 2018 Annual Meeting of Stockholders and proxy statement describes the matters to be presented at the Annual Meeting.
Our board of directors unanimously recommends that stockholders vote in favor of (i) the election of the nominated director, (ii) the resolution approving, on a non-binding advisory basis, our executive compensation, (iii) the approval of the 2018 Amendment to the Stamps.com Inc. 2010 Equity Incentive Plan, and (iv) the ratification of our independent auditors for 2018.
Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. Please note that if your stock is held by a bank, broker or other nominee, you must follow the instructions you receive from your bank, broker or other nominee, to have your stock voted. You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card.
Sincerely,

/s/ Ken McBride

Ken McBride
Chief Executive Officer
Los Angeles, California
May 3, 2018

1990 E. Grand Avenue
El Segundo, CA 90245
(310) 482-5800
NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 11, 2018

TO THE STOCKHOLDERS OF STAMPS.COM INC.:
NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Stamps.com Inc., a Delaware corporation, will be held on June 11, 2018, beginning at 10:00 a.m. Pacific Daylight Savings Time at Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245, for the following purposes:

1.	To elect one Class I director to serve for a three-year term ending at the 2021 annual meeting of stockholders or until his successor is duly elected and qualified;

2.	To approve, on a non-binding advisory basis, our executive compensation;

3.	To approve the 2018 Amendment to the Stamps.com Inc. 2010 Equity Incentive Plan; and

4.	To ratify the appointment of Ernst & Young LLP as our independent auditors for 2018.
The foregoing matters are described in more detail in the enclosed proxy statement. Our board of directors has fixed the close of business on April 13, 2018 as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any and all postponements or adjournments thereof. Only those stockholders of record as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any of our stockholders, for any purpose germane to the meeting, at the Annual Meeting and during ordinary business hours at our executive offices for a period of ten days prior to the Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time before the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
BY ORDER OF THE BOARD OF DIRECTORS,

/s/ MATT LIPSON

Matt Lipson
Chief Legal Officer
and Secretary
Los Angeles, California
May 3, 2018

Important Notice Regarding Availability of Proxy Materials
for the 2018 Annual Meeting of Stockholders to be Held on June 11, 2018
Our proxy statement and annual report on Form 10-K are available on the Internet at http://investor.stamps.com/sec.cfm.

1990 E. Grand Avenue
El Segundo, CA 90245
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2018
GENERAL INFORMATION
General
The enclosed proxy is solicited on behalf of the board of directors (our "Board") of Stamps.com Inc., for use at our Annual Meeting of Stockholders to be held on June 11, 2018 and at any and all adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting will begin at 10:00 a.m. Pacific Daylight Savings Time at Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about May 3, 2018.
Voting and Proxies
Only holders of record of our common stock at the close of business on April 13, 2018 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 17,889,326 shares of our common stock were issued and outstanding. Holders are entitled to one vote at the Annual Meeting for each share of common stock held that was issued and outstanding as of the Record Date. A majority of the outstanding shares of our common stock, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.
All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
If you properly sign and return the enclosed form of proxy, your shares represented will be voted at the Annual Meeting in accordance with your specified instructions. If you do not specify how your shares are to be voted, your shares will be voted (i) FOR the election of the director proposed by our Board, (ii) FOR the resolution approving, on a non-binding advisory basis, our executive compensation, (iii) FOR the approval of the 2018 Amendment to the Stamps.com Inc. 2010 Equity Incentive Plan, and (iv) FOR the ratification of our independent auditors for 2018.
If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted. If your shares are held by a broker, then the broker will ask you how you want your shares to be voted. If you give the broker instructions, then your shares will be voted as you direct. If you do not give instructions, then for the ratification of the independent auditors, the broker may vote your shares in its discretion, but for the election of directors, the approval of our executive compensation on a non-binding advisory basis, and the 2018 Amendment to the Stamps.com Inc. 2010 Equity Incentive Plan, the broker may not be entitled to vote your shares at all.
You may revoke or change your proxy at any time before the Annual Meeting by filing with our secretary at 1990 E. Grand Avenue, El Segundo, CA 90245, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation
We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for costs incurred in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, e-mail or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for soliciting. We intend to post this proxy statement and our 2017 Annual Report on Form 10-K on our website (http://investor.stamps.com/sec.cfm) for public review. Except as described above, we do not presently intend to solicit proxies other than by mail. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserve the option to do so.
Annual Meeting Attendance
Attendance and voting at the Annual Meeting is limited to stockholders at the close of business on the Record Date and our invitees. No cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting. In order to be admitted to the Annual Meeting, if you are (i) a stockholder of record, you must bring a valid, government issued photo identification and (ii) if you are a beneficial stockholder you must bring an account statement or letter from your broker or bank showing that you owned stock as of the Record Date and a valid, government issued photo identification. We will not be required to admit any attendees that do not show the documentation specified in the preceding sentence.
Deadline for Receipt of Stockholder Proposals / Nominations
Under Securities and Exchange Commission ("SEC") Rule 14a-8, proposals of stockholders that are intended to be presented by such stockholders at our 2019 annual meeting of stockholders and included in the proxy statement and form of proxy relating to that meeting must be received no later than January 3, 2019. Stockholders wishing to submit proposals for the 2019 annual meeting of stockholders outside of Rule 14a-8 may do so if the proposal was timely received by us under our bylaws, as calculated below. In addition, subject to SEC Rule 14a-4(c), the proxy solicited by our Board for the 2019 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting if notice of the proposal was not timely received by us under our bylaws, as calculated below. Our bylaws provide that to be timely, notice of a nomination for director or other proposal must be delivered to or mailed and received at our principal executive offices not less than 120 days before the date of the annual meeting.

PROPOSAL ONE: ELECTION OF DIRECTOR

General
Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. Our Board currently consists of five members.
Our five member Board is currently divided into one Class I director, two Class II directors and two Class III directors.
Class I, the class whose term of office expires at the Annual Meeting, currently consists of one director. The director elected to this class will serve for a term of three years, beginning on the date of the Annual Meeting and expiring at the 2021 annual meeting of stockholders, or until his successor has been duly elected and qualified. The nominee listed below is currently a director.
The nominee for election has agreed to serve if elected, and management has no reason to believe that he will be unavailable to serve. If the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who may be designated by our Board to fill the vacancy.
Directors are elected by a plurality of the votes cast on the election of directors, which means that the nominees with the highest number of votes cast in their favor are elected as directors up to the maximum number of directors to be elected. Accordingly, an abstention or broker non-vote will have no effect on the outcome of this election. You may not cumulate votes in the election of directors.
Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.
Directors
The following table sets forth certain information regarding our current directors as of April 13, 2018:

Name	Age	Position
Mohan P. Ananda (1)(2)(3)	71	Director
David C. Habiger (3)	49	Director
G. Bradford Jones (1)(2)	63	Director
Kenneth T. McBride	50	Chairman of the Board and Chief Executive Officer
Theodore R. Samuels, II (1)	63	Director

(1) Member of the Audit Committee
(2) Member of the Nominating Committee
(3) Member of the Compensation Committee
Each of our directors, including our current nominee, was nominated based on the assessment of our Nominating Committee and our Board that he has demonstrated: relevant business experience, excellent decision-making ability, good judgment, and personal integrity and reputation. Our Board consists of, and seeks to continue to include, persons whose diversity of skills, experience and background are complementary to those of our other directors.
Nominee For Term Ending at the 2021 Annual Meeting of Stockholders
G. Bradford Jones has been one of our directors since 1998.  Mr. Jones is currently a general partner at Brentwood Venture Capital, which he joined in 1981, and an advisory partner of Redpoint Ventures, a firm he co-founded in 1999.  Mr. Jones currently serves on the boards of directors of several privately held companies.  Mr.

Jones received his B.A. in Chemistry from Harvard University, his M.A. in Physics from Harvard University and his J.D./M.B.A. from Stanford University. Mr. Jones' extensive experience with and knowledge of the technology industry, business management, investment management, finance and accounting, and his experience serving on the boards of directors of other companies are invaluable to our Board’s discussions regarding business strategy, accounting, technology, finance, cash management, capital allocation, and share repurchase strategies.
Continuing Directors Whose Term Expires at the 2019 Annual Meeting of Stockholders
Mohan P. Ananda has been one of our directors since 1998.  Mr. Ananda is a founder, and currently serves as the chief executive officer and chairman of the board, of Ananda Enterprises, Inc., an investment and management consulting company, and has served there for more than five years. He is also currently serving as the chief executive officer and chairman of the board of Second OpinionExpert, Inc., a healthcare technology company. From 1997 to 1998, Mr. Ananda served as our chief executive officer. From 1986 to 1996, Mr. Ananda was a partner of Ananda & Krause, a law firm.  Mr. Ananda also serves on the boards of directors of several privately held companies and previously served on the boards of directors of JAB Holdings Ltd and Envestnet. Mr. Ananda received his B.S. in Mechanical Engineering from Coimbature Institute of Technology in India, his M.S. in Aeronautics from the California Institute of Technology, his Ph.D. in Astrodynamics and Control from University of California, Los Angeles, and his J.D. from the University of West Los Angeles. Mr. Ananda was instrumental in the founding of our company and has extensive experience with the technology and industry of our PC Postage business, and that experience has proven invaluable for our Board.
David C. Habiger joined our board of directors in 2016. Beginning in March 2018, Mr. Habiger has served as Chief Executive Officer of JD Power, a data analytics company. From 2012 to 2016, Mr. Habiger was the Chief Executive Officer and a director of Textura, a cloud based provider of collaboration productivity and payment solutions. From July 2011 until its sale to Cisco Systems in August 2012, Mr. Habiger served as the Chief Executive Officer of NDS Group Ltd., a provider of video software and content security solutions. Previously, Mr. Habiger served as President and Chief Executive Officer of Sonic Solutions, a world leader in digital media tools and software. Mr. Habiger also serves on the boards of directors of the following public companies: Control4 Corp. (Nasdaq: CTRL), where he is the Lead Director; Echo Global Logistics, Inc. (Nasdaq: ECHO), where he sits on the audit and compensation committees; GrubHub Inc. (NYSE: GRUB), where he sits on the audit and compensation committees; and Xperi (Nasdaq: XPER), where he sits on the audit and nominating committees. He is a venture partner at the Pritzker Group and a Senior Advisor to Silver Lake. Mr. Habiger received an MBA from the University of Chicago. Mr. Habiger’s extensive experience operating large organizations, including those that are publicly traded, and his knowledge of technology, business, accounting, and finance, as well as his experience serving on the boards of directors of other companies are invaluable to our Board’s discussions regarding business operations, executive compensation, business strategy, and finance.
Continuing Directors Whose Term Expires at the 2020 Annual Meeting of Stockholders
Kenneth T. McBride has served as our chief executive officer and a Board member since August 2001. Beginning in 1999, Mr. McBride has held various positions at our company: as President from 2001 until January 2012; as chief financial officer from August 2000 to January 2004; and as senior director and vice president of finance from 1999 to 2000. Mr. McBride has also been chairman of our Board since January 2012. From August 2012 through January 2014, Mr. McBride served on the board of directors of LegalZoom.com, Inc., the leading provider of Internet-based legal services for small businesses and consumers, where he also served as the chairman of the audit committee, and as a member of the compensation committee. Mr. McBride currently serves on the board of directors of CafePress Inc., a recognized pioneer in the customized retail products industry. Mr. McBride holds a bachelor’s degree, with honors, and a master’s degree, in Electrical Engineering from Stanford University. Mr. McBride also holds an MBA from the Graduate School of Business at Stanford University.
Theodore R. Samuels, II joined our board of directors in 2017. From 1981 to his retirement in 2017, Mr. Samuels served the Capital Group Companies, an investment management company that grew to $1.4 trillion during Mr. Samuels's tenure, in a variety of capacities, including as the President of Capital Guardian Trust Company from 2010 to 2017. Mr. Samuels has also been a member of the boards of directors, audit, proxy and finance committees of Capital Group and certain of its affiliates from time to time. Mr. Samuels also serves on the boards of directors of the Perrigo Company plc, a healthcare company based in Ireland (NYSE: PRGO) where he is a member of the remuneration committee, and Bristol Myers Squibb Company, a leading global biopharmaceutical company (NYSE: BMY). Mr. Samuels received an MBA from Harvard Business School. Mr. Samuels’ extensive experience with and knowledge of investment management, finance, accounting, and business strategy are invaluable to our Board’s discussions on accounting, technology, finance, business strategy, and cash management.
Unless otherwise instructed, the proxies will vote “for” the election of the nominee listed above.
Recommendation of our Board
Our Board recommends that you vote “FOR” the election of the nominee listed above.

BOARD COMMITTEES AND MEETINGS AND CORPORATE GOVERNANCE
Board Committees and Meetings
Our Board held eight meetings during 2017 and acted by unanimous written consent on two occasions. Each director attended 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which such director served during 2017. Our Board members are not required to attend our annual meetings of stockholders, and no director, other than our chief executive officer, attended our annual meeting of stockholders in 2017. Our Board has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, a Compensation Committee and a Nominating Committee.
Audit Committee. The Audit Committee consists of three directors, Messrs. Ananda, Jones and Samuels, and is primarily responsible for hiring our independent auditors, approving the services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls. Lloyd I. Miller served on the Audit Committee for the first few days of 2017, until he was replaced by Mr. Samuels on January 4, 2017. Mr. Jones serves as the chairman of our Audit Committee. The Audit Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://investor.stamps.com/documentdisplay.cfm?DocumentID=1898. All members of the Audit Committee are, and during 2017 were, non-employee directors and “independent” pursuant to the rules of The NASDAQ Stock Market and SEC rules. In addition, our Board has determined that each of Messrs. Jones, Miller and Samuels is an "audit committee financial expert" as defined by applicable SEC rules. Our Audit Committee held five meetings and acted by unanimous written consent on one occasion during 2017.
Compensation Committee. The Compensation Committee consisted of three directors, Messrs. Ananda, Habiger and Miller, throughout 2017. Since Mr. Miller's resignation from the Board on January 9, 2018, our Compensation Committee has consisted of Messrs. Ananda and Habiger. The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. Our Compensation Committee also has the authority to administer our employee stock purchase plan and our stock incentive plan and to grant awards under our stock incentive plan. All members of the Compensation Committee are non-employee directors and are “independent” pursuant to the rules of The NASDAQ Stock Market. Mr. Miller served as the chairman of our Compensation Committee throughout 2017 and until his resignation from the Board on January 9, 2018. The Compensation Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://investor.stamps.com/documentdisplay.cfm?DocumentID=1896. The Compensation Committee will only delegate its authority to the extent consistent with our certificate of incorporation and bylaws and applicable laws, regulations and listing standards. No compensation consultant was engaged to provide advice or recommendations on our executive or director compensation for 2017. The Compensation Committee held two meetings and acted by unanimous written consent on fourteen occasions during 2017.
Nominating Committee. The members of our Nominating Committee throughout 2017 were Messrs. Ananda, Jones and Miller. Since Mr. Miller's resignation from the Board on January 9, 2018, our Nominating Committee has consisted of Messrs. Ananda and Jones. All members of the Nominating Committee are non-employee directors and are “independent” directors under the rules of The NASDAQ Stock Market. The Nominating Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://investor.stamps.com/documentdisplay.cfm?DocumentID=1894. The Nominating Committee held one meeting during 2017.
The responsibilities of the Nominating Committee include (i) screening and recommending to our Board qualified candidates for election or appointment to our Board; (ii) recommending the number of members that shall serve on our Board; (iii) evaluating and reviewing the independence of existing and prospective directors; and (iv) reviewing and reporting on additional corporate governance matters as directed by our Board.
Our Nominating Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on our Board, the current makeup of our Board, the results of the evaluations, and the wishes of our Board members to be re-nominated, our Nominating Committee recommends to our Board whether those individuals should be re-nominated. Our Nominating Committee also periodically reviews with our Board whether it believes our Board would benefit from adding one or more new members, and if so, the appropriate skills and characteristics desired in such new member(s). If our Board determines that a new member would be beneficial, our Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source (including candidates recommended by stockholders), are reviewed under the same process. Our Nominating Committee screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Nominating Committee members, other members of our Board and senior members of management. Upon completion of these interviews and other due diligence, our Nominating Committee may recommend to our Board the election or nomination of a candidate.
We expect that candidates for independent director will typically be found through recommendations from current directors, although recommendations may come from other sources as well. For example, in 2016, we hired an executive search firm that assisted us in searching for new director candidates. Our stockholders may also recommend director candidates by sending the candidate’s name, age, resume, amount of our stock beneficially owned and other information required in solicitations of proxies for the election of directors, to the Nominating Committee under the provisions set forth below for communication with our Board. To be timely, a recommendation must be delivered to or mailed and received not less than one-hundred twenty (120) days prior to our annual meeting at which directors are to be elected. No such suggestions from our stockholders were received in time for the Annual Meeting.
The Nominating Committee has no predefined minimum criteria for selecting director nominees, although it believes that all directors should share qualities such as business experience, excellent decision-making ability, good judgment, personal integrity and excellent reputation. In any given search, the Nominating Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of our Board and our perceived needs. However, during any search, the Nominating Committee reserves the right to modify its stated search criteria for exceptional candidates. Although the Nominating Committee does not have a formal policy with respect to diversity, the Nominating Committee endeavors to seek nominees representing diverse experience in policy-making positions in business and technology, and in areas that are relevant to our activities.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of two directors, Messrs. Ananda and Habiger. None of these individuals was one of our officers or employees during 2017 or had any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of our current executive officers has ever served as a member of the board of directors or the compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.
Contacting the Board
Any stockholder who desires to contact our Board may do so by writing to the following address: Board of Directors, c/o Legal Department, Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245. Communications received are distributed to an independent Board member, as well as other members of our Board, as appropriate, depending on the facts and circumstances outlined in the communication received, within the discretion of the Legal Department.
Director Independence
We are required to identify directors who are independent under standards defined by SEC rules governing proxy statement disclosures. Our Board has determined that, except for Mr. McBride, each of our directors qualifies as an independent director under the rules of The NASDAQ Stock Market, the standard applied to us by such SEC rules. Mr. McBride is not independent because he serves as our chief executive officer.
Board Leadership Structure and Role in Risk Oversight
Our Board combined the role of chairman and chief executive officer effective January 13, 2012. Our Board believes that the chief executive officer is best situated to serve as chairman because he is the director most familiar with our business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. Our Board believes that combining the role of chairman and chief executive officer facilitates information flow between management and the Board and fosters strategic development and execution. Our Board has not appointed a lead independent director as all members of our Board take an active role in evaluating our risks and strategic direction. Each committee of our Board is responsible for evaluating certain risks and overseeing the management of such risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees the process by which our senior management and the relevant departments assess and manage our exposure to, and management of, financial risks as well as potential conflicts of interest. The Nominating Committee manages risks associated with the independence of our Board. Our entire Board is regularly informed about these risks and oversees the management of these risks and regularly reviews information regarding our operations and finances as well as our strategic direction. Our Board’s role in risk oversight has confirmed our Board’s determination that its leadership structure is most appropriate for our company, as the Board is fully integrated into the risk oversight function.
Code of Ethics
We have adopted a written code of business and ethical conduct (our “Code of Ethics”) that applies to our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics, which also applies to our directors and all of our officers and employees, can be found on our web site, at http://investor.stamps.com/documentdisplay.cfm?DocumentID=1897. We intend to make all required disclosures concerning any amendments to, or waivers from, our Code of Ethics on our web site at http://investor.stamps.com. Upon request to our secretary, we will provide a copy of our Code of Ethics to any person without charge.
DIRECTOR COMPENSATION
Summary of Compensation
Our Board independently reviewed compensation levels of other company boards in April 2014 and established our Board service compensation level at approximately the average level of 38 comparable publicly traded technology companies with revenue between $100 and $300 million and market capitalization over $400 million (as set forth on Annex A). Our Board again reviewed its compensation as compared to other company boards in April 2017 and increased each component of our Board service cash compensation, effective May 1, 2017, to a level somewhat below the average level of 91 comparable publicly traded technology companies with market capitalization between $1 billion and $3 billion. Such comparable companies, which are also identified on Annex A, had average revenue of approximately $560 million, average market capitalization of approximately $1.8 billion and average net income of approximately $20 million. Our Board expects to review its compensation as needed or as proposed by any director, but in any event at least every four years. Although our executive officers may provide background data in connection with this process, they are generally not involved in the decision on Board compensation except to the extent that Mr. McBride, our chief executive officer, is involved as a member of our Board.
The following summarizes our non-employee director compensation. Directors who are also our employees do not receive any additional compensation for Board service.
Cash Compensation. Prior to May 1, 2017, each of our non-employee directors received an annual retainer of $30,000, as well as $1,400 for each Board meeting attended and $700 for each Board committee meeting attended. Prior to May 1, 2017, additional annual retainers were paid for service on our Audit Committee or Compensation Committee as follows: the chairman of the Audit Committee received an additional $15,000; other members of the Audit Committee received an additional $5,000; the chairman of the Compensation Committee received an additional $10,000; and other members of the Compensation Committee receive an additional $4,000. Beginning May 1, 2017, each of our non-employee directors receives an annual retainer of $45,000, together with $1,500 for each Board meeting attended and $800 for each Board committee meeting attended. Also beginning May 1, 2017, additional annual retainers are paid for service on our Audit Committee or Compensation Committee as follows: the chairman of the Audit Committee receives an additional $18,000; other members of the Audit Committee receive an additional $6,000; the chairman of the Compensation Committee receives an additional $13,000; and other members of the Compensation Committee receive an additional $5,000. Directors are reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.
Option Grants. Each individual who joins our Board as a non-employee director and has not previously been one of our employees automatically receives, at the time of his or her initial election or appointment, an option to purchase 5,000 shares of our common stock. In addition, on the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election at that particular annual meeting, automatically receives an option to purchase 5,000 shares of our common stock. Each option granted to our non-employee directors vests immediately, has an exercise price per share equal to the fair market value per share of our common stock on the grant date and has a maximum term of ten years. All non-employee directors who were serving at such time received automatic option grants on June 14, 2017 for 5,000 shares each of our common stock at an exercise price per share of $145.15, the fair market value per share of our common stock on the grant date. Mr. Samuels received an automatic option grant on January 4, 2017, the date he joined our Board, for 5,000 shares of our common stock at an exercise price per share of $115.90, the fair market value per share of our common stock on the grant date.
Director Compensation Table

The following table contains information with respect to the compensation of our non-employee directors for 2017:

Name	Fees Earned or	Option
	Paid in Cash	Awards	Total
	($)	($)(1)(2)	($)
Mohan Ananda	71,500	251,800	323,300
David C. Habiger	62,500	251,800	314,300
G. Bradford Jones	76,300	251,800	328,100
Theodore R. Samuels, II	64,300	454,350	518,650

(1)
The amounts in this column represent the aggregate grant date fair value of option awards granted in 2017, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC 718"). See Note 2 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2018 for a discussion of assumptions we made in determining the amounts included in this column. For each director who served in such capacity for the full 2017 year, the aggregate grant date fair value in this column is equal to the individual grant date fair value of the options to purchase 5,000 shares of common stock granted on June 14, 2017, as such directors received only one grant of options during 2017. For Mr. Samuels, the aggregate grant date fair value in this column also includes the individual grant date fair value of the options to purchase 5,000 shares of common stock granted on January 4, 2017, the date that Mr. Samuels joined our Board.

(2)
As of December 31, 2017, Mohan Ananda held options to purchase 10,000 shares of our common stock, David C. Habiger held options to purchase 10,000 shares of our common stock, G. Bradford Jones held options to purchase 35,000 shares of our common stock and Theodore R. Samuels, II held options to purchase 10,000 shares of our common stock.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act of 1934, we are giving our stockholders the opportunity to vote, on a non-binding advisory basis, to approve our executive compensation. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. In 2017, our advisory vote on executive compensation was approved by approximately ninety-seven percent (97.0%) of the votes cast. These results represented overwhelming majority support for our named executive officer compensation.
As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation structure is designed to attract and retain executives who have the skills and experience necessary to achieve our corporate goals, to align management’s interests with those of long-term stockholders, and to attract and retain executive management talent by providing overall compensation that is comparable to what is available through other employment opportunities for those individuals. We believe our total compensation is designed to reflect the value created for stockholders while supporting our strategic goals. Please read the "Executive Compensation" section, including “Compensation Discussion and Analysis,” for additional details about our executive compensation programs, including information about the fiscal 2017 compensation of our named executive officers.
We will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the stockholders of Stamps.com Inc. hereby approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in Stamps.com Inc.’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.
This vote is advisory, and therefore not binding on us, our Board or our Compensation Committee. However, our Board and Compensation Committee value the opinions that our stockholders express in their votes and will consider the outcome of this vote when considering future executive compensation arrangements as they deem appropriate. Abstentions will be counted towards the tabulations of votes cast and will have the same effect as negative votes, whereas broker non-votes, if any, will not constitute votes cast and therefore will have no effect on the outcome of this advisory vote.
Unless otherwise instructed, the proxies will vote “for” the above resolution.
Recommendation of our Board
Our Board recommends that you vote “FOR” approval of the Non-Binding Advisory Vote on Executive Compensation.

PROPOSAL THREE: 2018 AMENDMENT TO STAMPS.COM INC. 2010 EQUITY INCENTIVE PLAN

General
We are asking stockholders to approve an amendment (the “2018 Amendment”) to the Stamps.com Inc. 2010 Equity Incentive Plan, as previously amended (the “2010 Plan”), which 2018 Amendment was adopted by our Board on April 25, 2018, subject to such stockholder approval. The 2018 Amendment: (i) increases the maximum aggregate number of shares of common stock and stock equivalents available for the grant of awards under the 2010 Plan by an additional two million two hundred thousand (2,200,000) shares; (ii) extends the term of the 2010 Plan through April 25, 2028; (iii) requires that, except in the case of substitute awards which may be granted in connection with certain business combinations, any awards granted after the effective date of the 2018 Plan (except for 5% of the shares reserved under the 2010 Plan) shall be granted with a minimum vesting period of at least 12 months, subject to the Compensation Committee's discretionary authority to accelerate such awards in the event of the participant's retirement, death or disability, or upon a change in control of the company; and (iv) prohibits the payment of dividends on awards that are unvested or subject to restrictions. Except for the above modifications, the 2010 Plan otherwise remains materially unchanged by the 2018 Amendment.
Prior to the 2018 Amendment, only 105,128 shares remained available for awards under the 2010 Plan as of April 13, 2018. The 2018 Amendment was adopted by our Board (i) in order to recognize and provide equity incentives to continue our strong growth and performance, as evidenced by a substantial increase in our market capitalization, revenue and adjusted EBITDA, and (ii) to continue to have sufficient awards available for grant to our employees, directors and other eligible participants, consistent with the factors described in the Compensation Discussion and Analysis provided with this Proxy Statement. Those factors include: the individual’s position and scope of responsibility; the vesting period (and thus, retention value) remaining on the grantee’s existing options; the grantee’s ability to affect profitability and stockholder value; the grantee’s historic and recent job performance; equity compensation for similar positions at comparable companies; and the value of stock options in relation to other elements of total compensation. The minimum vesting requirement would help ensure that awards provide incentives for participants to contribute to building the company's long-term value, and prohibiting the payment of dividends on awards that remain unvested or subject to restrictions would prevent a situation where a dividend was paid to an award holder with respect to an award that never vests thus avoiding conferring an unintended benefit.
We believe that a cost-effective and competitive equity compensation program that includes awards that have not yet vested, is essential for recruiting, motivating, and retaining talented employees, including our executive managers and named executive officers. For this reason, combined with the other factors listed above, our Board approved the 2018 Amendment on April 25, 2018.
As required by the applicable NASDAQ rules, the 2018 Amendment will not become effective unless it is approved by our stockholders.
Key Considerations
In its determination to approve the 2018 Amendment, our Board reviewed an analysis prepared by our management that included the following:

•	The company has increased its number of employees by 176 from December 31, 2015 to December 31, 2017, through a combination of acquisition and organic growth.

•
Our current option pool has been depleted owing to grants of (i) approximately 69,752 options made to key personnel of ShippingEasy, which we acquired in 2016, (ii) the 2017 grants to our executive management of an aggregate of 607,500 shares, (iii) grants made to certain key non-executive personnel, and (iv) routine grants to other new Stamps.com employees.

•
We experienced significant growth over the two years 2016 and 2017, with 2017 revenue of $468.7 million being 119% greater than our revenue of $214.0 million in 2015. Over the same two-year period: our non-GAAP net income increased 170% from $77.2 million to $208.2 million; our adjusted non-GAAP EBITDA increased 178% from $82.6 million to $229.9 million; our GAAP earnings per fully diluted share swung from a loss of $0.26 in 2015 to income of $8.19 in 2017; and our non-GAAP earnings per fully diluted share increased 156% from $4.43 to $11.33.

•	Following our 2016 and 2017 results, our stock price appreciated by 72% (from $109.61 to $188.00) from December 31, 2015 to December 31, 2017.

•
Additionally, as a result of our company's long term performance, our stock finished 2017 up 646% from its level at December 31, 2012, versus an increase of 129% for the Nasdaq Market index over the same five-year period.

•
The average percentage that the number of shares of our common stock subject to awards granted during each of the last three fiscal years under the 2010 Plan bears to our weighted average outstanding shares was 5.26%, compared to 10.22% for all companies in the Russell 3000 in the Software & Services industry, excluding companies in the S&P 500.

•	Making grants of options that vest over multiple years are a key tool for incentive alignment that we seek to use with our employees, including the employees of any businesses we may seek to acquire.

The following paragraphs include additional information to help assess the potential dilutive impact of awards under the 2010 Plan.
The 2,200,000 shares requested to be provided under the 2018 Amendment in this Proposal 3 represent 12.3% of the 17,889,326 issued and outstanding shares as of April 13, 2018.
The following table set forth additional relevant information about all of our outstanding awards and available shares under all of our equity plans with outstanding or available awards as of December 31, 2017 and April 13, 2018:

	As of December 31, 2017			As of April 13, 2018
Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under the equity compensation plans (excluding shares reflected in column (a))	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (b)	Weighted average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under the equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by security holders	2,703,000	$90.04	307,000	2,494,000	$105.28	105,000
ShippingEasy Stock Options(1)	42,000	$86.89	—	35,000	$86.89	—
ShippingEasy Performance Awards(2)	65,000	n/a	—	9,000	n/a	—
Inducement Stock Options granted February 26, 2018(3)	n/a	n/a	n/a	60,000	$201.00	—
Total(4)	2,810,000		307,000	2,598,000		105,000

(1)
Reflects the Stamps.com 2016 ShippingEasy Equity Inducement Plan which provided for the issuance of an aggregate of 62,000 stock options to purchase Stamps.com common stock on July 1, 2016. As of December 31, 2017 and April 13, 2018, respectively, approximately 42,000 and 35,000 stock options remain outstanding under the 2016 ShippingEasy Equity Inducement Plan. The plan was exempt from stockholder approval requirements as an employment inducement grant plan under applicable Nasdaq Listing Rule 5635(c)(4) as inducements material to the new employees entering into employment with Stamps.com.

(2)
Reflects the inducement equity awards to two executives of ShippingEasy covering an aggregate of up to approximately 87,000 shares of common stock if earnings targets for ShippingEasy are achieved over a two and one-half year period beginning July 1, 2016. As of December 31, 2017 and April 13, 2018, respectively, approximately 65,000 and 9,000 shares may be issued in the future pursuant to the

ShippingEasy executive inducement equity awards. The plan was exempt from stockholder approval requirements as an employment inducement grant plan under applicable Nasdaq Listing Rule 5635(c)(4) as inducements material to the new employees entering into employment with Stamps.com.

(3)
Reflects the award of 60,000 stock options to purchase Stamps.com common stock to a newly hired executive officer as an inducement to his entering into employment with the company. This inducement award was exempt from stockholder approval requirements as an employment inducement grant under applicable Nasdaq Listing Rule 5635(c)(4) as an inducement material to the new employee entering into employment with Stamps.com.

(4)	As of April 13, 2018, the 2,589,000 outstanding stock options have a weighted average exercise price of $107.25 per share and a weighted average remaining term of 8.24 years.
The 2010 Plan, the 2018 Amendment of which is on the ballot for this annual meeting, is the only active plan that can be used for future equity grants. Nonetheless, at April 13, 2018, option awards under our 1999 Plan remained outstanding which are exercisable to purchase an aggregate of 7,538 shares of our common stock.
Our Board believes the two million two hundred thousand (2,200,000) additional authorized shares to be made available for grants of awards under the 2018 Amendment represents reasonable potential equity dilution and provides management with an appropriate equity plan with which to satisfactorily align the incentives of our employees, directors and other eligible participants to increase the value of our company for all stockholders.
The inclusion of this information in this Proxy Statement should not be regarded as an indication that the assumptions used to determine the number of shares will be predictive of actual future equity grants. These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics with respect to certain equity-based awards, the extent of option exercise activity, and others, including those described in our Form 10-K for the year ended December 31, 2017.
Highlights of the 2018 Amendment
The 2018 Amendment increases the maximum aggregate number of shares of stock and stock equivalents authorized for issuance under the 2010 Plan by two million two hundred thousand (2,200,000) shares, subject to stockholder approval of the 2018 Amendment to the 2010 Plan. The 2018 Amendment extends the term of the 2010 Plan, currently scheduled to expire on June 16, 2020, through April 25, 2028. The 2018 Amendment also imposes a minimum vesting period of 12 months for future awards under the 2010 Plan, subject to certain exceptions, and prohibits the payment of dividends relating to awards under the 2010 Plan unless and until such awards become vested or the applicable restrictions lapse.
The 2018 Amendment also makes the following additional changes to the 2010 Plan:

•	The prohibition on repricing of stock options and stock appreciation rights has been made more robust; and

•	The provision for applying shares of stock to tax withholding obligations has been revised to conform to current financial accounting rules.

As of April 13, 2018, and excluding the effects of the 2018 Amendment, approximately 105,128 shares of stock remain available for future grants of awards under the 2010 Plan, calculated as follows:

Shares authorized for issuance under the 2010 Plan, as of April 13, 2018	6,800,000
Shares issued and/or subject to awards granted under the 2010 Plan, as of April 13, 2018	6,694,872
If stockholders approve the 2018 Amendment, 2,305,128 shares of stock will be available for new grants under the 2010 Plan, as amended.

Summary of the 2010 Equity Incentive Plan
The 2010 Plan, as amended by the 2018 Amendment, contains the following important features:
• Repricing of stock options and stock appreciation rights, and cash out of "underwater" stock options and stock appreciation rights, are prohibited unless stockholder approval is obtained in advance.
• Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.
• Automatic replacement of stock options or stock appreciation rights when a stock option or stock appreciation right is exercised with previously acquired shares of our common stock (so-called “reloading”) is not permitted.
• The 2010 Plan has a ten-year term from the date of the 2018 Amendment that ends April 25, 2028.
• If an award expires unexercised, or is forfeited, canceled, reacquired by us at cost, satisfied without issuance of stock or payment of cash or is otherwise terminated without being exercised, the unvested or cancelled shares will be returned to the available pool of shares for future awards.
• No more than 700,000 shares and share equivalents may be granted to any one participant in a calendar year.
• “Full value” awards (such as restricted stock and restricted stock units) are counted against the 2010 Plan overall limits as two shares (rather than one), while options and stock appreciation rights are counted as one share.
• All awards (except for 5% of the shares reserved under the 2010 Plan) granted after the effective date of the 2018 Amendment will have a minimum vesting period of at least 12 months, subject to the Compensation Committee's discretionary authority to accelerate such awards in the event of the participant's retirement, death or disability, or upon a change in control of the company.
• Dividends may not be paid with respect to awards that are unvested or subject to restrictions unless and until such awards become vested or the applicable restrictions lapse.
Administration. The 2010 Plan is administered by the Compensation Committee of our Board. Subject to the provisions of the 2010 Plan, the Compensation Committee has full power and authority to select the participants to whom awards will be granted, to determine (and modify) the specific terms and conditions of each award, including the conditions for the vesting, performance goals and exercisability of the award, and to interpret the 2010 Plan and adopt, amend, or rescind rules, procedures, agreements, and forms relating to the 2010 Plan.
Eligibility. Employees, directors, and third party service providers are eligible to receive awards, although third party service providers and outside directors are not eligible for incentive stock options. The Compensation Committee has the discretion to select the employees, directors, and third party service providers to whom awards will be granted. As of April 13, 2018, we had approximately 776 employees, 4 non-employee directors and 2 consultants who were eligible to participate in the 2010 Plan. The actual number of individuals or entities who will receive awards cannot be determined in advance because the Compensation Committee has the discretion to select the award recipients.
Types of Awards. The following is a brief summary of the types of awards that may be granted:
Stock Options. A stock option (either an incentive stock option or a nonstatutory stock option) entitles the participant to purchase shares of our common stock at specified times at an exercise price set on the grant date. A participant has no rights as a stockholder with respect to any shares covered by the option until the option is exercised by the participant and shares are issued by us. At the time of grant, the Compensation Committee will determine such matters as: (a) whether the award will be an incentive stock option or a nonstatutory stock option; (b) the number of underlying shares; (c) the exercise price, which may not be less than 100% of the fair market value of a share on the grant date; (d) the vesting schedule; and (e) the term of the option, which may not exceed 10 years from the grant date.

Stock Appreciation Right (“SAR”). An SAR is an award entitling the participant to receive cash or shares, or a combination thereof, with a value equal to any increase in the value of our shares from the date of grant to the date of exercise. The amount of the award to be paid on an exercise date is determined by multiplying the number of shares for which the SAR is exercised by the excess of the fair market value of a share on the date of exercise over the per share exercise price. For cash-settled SARs, the participant will have no rights as a stockholder. For stock-settled SARs, the participant will have no rights as a stockholder with respect to any shares covered by the SAR until the award is exercised by the participant and we issue the shares. At the time of grant, the Compensation Committee will determine such matters as: (a) the number of shares subject to the award; (b) whether the award will be settled in cash, shares, or a combination of both; (c) the exercise price, which may not be less than 100% of the fair market value of a share on the grant date; (d) the vesting schedule; and (e) the term of the SAR. A SAR may be granted independently or in combination with a related stock option. The term of an SAR may not exceed 10 years from the grant date.
Restricted Stock and Restricted Stock Units. A restricted stock award is an award to the participant of shares of our stock, which may be subject to restrictions on sale or transfer and/or recoverable by us if specified conditions are not met. A restricted stock unit is an award entitling the participant to receive shares or the cash equivalent of shares at a future date, subject to restrictions. In either case, the lapse of these restrictions may be based on continuing employment (or other business relationship) with us and our subsidiaries and/or achievement of performance goals. At the time of grant, the Compensation Committee will determine such matters as: (a) the number of shares subject to the award; (b) the purchase price or consideration (if any) for the shares; (c) the restrictions placed on the shares; (d) the date(s) when the restrictions placed on the shares will lapse or the performance period during which the achievement of the performance goals will be measured; and (e) in the case of restricted stock units, whether the award will be paid in shares or the cash equivalent of the value of shares. During the period that the restrictions are in place, a participant granted restricted stock will have the rights of a stockholder, including voting and dividend rights (with payment subject to vesting of the shares), but not the right to sell or transfer the shares, and subject to the obligation to return the share under specified circumstances. A participant granted restricted stock units does not have stockholder rights until shares are issued, if at all.
Performance-Based Awards. Any of the awards under the 2010 Plan may be granted as performance-based awards. As determined by the Compensation Committee, the performance goals applicable to an award may be based upon one or more of the following performance criteria: revenue; gross profit or margin; operating profit or margin; earnings before or after interest, taxes, depreciation, and/or amortization; net earnings or net income (before or after taxes); earnings per share; share price (including, but not limited to, growth measures and total stockholder return); cost reduction or savings; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); productivity ratios or other metrics; performance against budget; market share; working capital targets; economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); financial ratio metrics; and organizational/transformation metrics. These measures may be measured against our performance or other benchmarks. The Compensation Committee may provide in any such award that any evaluation of performance may include or exclude certain specified events that occur during a performance period.
Limited Transferability of Awards. Awards generally may not be sold or transferred, other than by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order entered by a court of competent jurisdiction.
Effect of Change in Control and other Corporate Transactions. In the event of (i) a Change in Control with respect to us as defined in the 2010 Plan, including certain changes in ownership or Board composition, specified mergers, or sale of all or substantially all of our assets or (ii) and other merger, consolidation, sale of substantially all of our assets or other reorganization (collectively, (i) and (ii) are referred to as “Covered Transactions” in the 2010 Plan), any outstanding awards that are not assumed by the successor or substituted with an equivalent award (or if we are the surviving company in the transaction, any awards for which the transaction does not result in a continuation of such award) will be fully vested and exercisable, including shares that would not otherwise have been vested and exercisable, and shall remain exercisable for a period of fifteen (15) days from the date of notice from the Compensation Committee to the participant of such acceleration of vesting, and the award shall terminate at the end of such period.

The 2010 Plan grants the Compensation Committee authority to provide that any award shall become fully vested and exercisable in any Covered Transaction, including in the event of a participant’s termination of service without “Cause” or for “Good Reason” (as such terms are defined in the 2010 Plan) within a designated period (not to exceed 18 months) following the effective date of any Covered Transaction. All unvested options currently outstanding under the 2010 Plan vest on involuntary termination of employment within 18 months following a Covered Transaction.
Liquidation. In the event liquidation or dissolution of our company is proposed, each participant will be notified as soon as practicable before the effective date of the proposed transaction. The Compensation Committee may provide for a participant to have the right to exercise any outstanding awards until 10 days prior to the transaction (including by accelerating the exercise of awards that would not otherwise be exercisable) and may provide that repurchase options or forfeiture rights on awards can lapse if the proposed transaction takes place as contemplated. To the extent not exercised prior to the transaction, an award will terminate.
U.S. Federal Income Tax Consequences. The following is a summary of the general federal income tax consequences to participants who are U.S. taxpayers and to us relating to awards granted under the 2010 Plan. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based upon his or her specific circumstances.
Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax). If the participant exercises an incentive stock option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or any loss will be capital gain or loss.
Nonstatutory Stock Options and Stock Appreciation Rights. No taxable income is recognized when a nonstatutory stock option or a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of any shares received on exercise is capital gain or loss.
Restricted Stock. The federal income tax consequences of restricted stock depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, unless the participant makes a valid election under Section 83(b) of the Code to be taxed at the time of grant of restricted stock, if an award is subject to a “substantial risk of forfeiture” (e.g., conditioned upon the future performance of substantial services by the participant) and is nontransferable, the participant will not have taxable income upon the grant of restricted stock. Instead, at the time the participant holds stock or other property free of any substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income equal to the fair market value (on that date) of the shares or other property less any amount paid. Alternatively, the participant may elect under Section 83(b) of the Code to include as ordinary income in the year of grant of restricted stock, an amount equal to the fair market value (on the grant date) of the restricted stock less any amount paid.
Restricted Stock Units. In general, the participant will not have taxable income upon the grant of restricted stock units. Instead, when the restricted stock units vest and the participant receives stock or other property pursuant to the restricted stock units, the participant will recognize ordinary income equal to the fair market value (on the date of receipt) of the shares or other property less any amount paid.
Tax Withholding. Ordinary income recognized on exercise of nonstatutory stock options and stock appreciation rights, on vesting of restricted stock and on delivery of stock or other property under restricted stock units is subject to income tax and employment tax withholding, unless the participant is a non-employee director or consultant. The Compensation Committee may allow a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering to us already-owned shares of our common stock.

Tax Effect for Us. We generally will be entitled to a tax deduction for an award under the 2010 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes the income (for example, the exercise of a nonstatutory stock option). However, Section 162(m) of the Code limits our ability to deduct the annual compensation to the principal executive officer, principal financial officer, and the next three most highly compensated officers to $1,000,000 per individual, subject to an exception for qualified performance-based compensation granted on or before November 2, 2017, and not modified thereafter.
This summary does not contain all information about the 2010 Plan. The foregoing description of the 2010 Plan is qualified in its entirety by reference to the full text of the 2010 Plan, the 2014 Amendment, the 2016 Amendment and the 2018 Amendment, which are incorporated herein by reference. A copy of the complete text of the 2010 Plan, the 2014 Amendment and the 2016 Amendment are attached hereto as Annex D. A copy of the 2018 Amendment to the 2010 Plan is included as Annex E to this Proxy Statement.
Other Information
Because all awards made under the 2010 Plan, as amended, will be made at the Compensation Committee’s discretion, the benefits and amounts that will be received or allocated under the 2010 Plan, including the 2018 Amendment, are not determinable at this time. The closing price of the common stock, as reported on NASDAQ on April 27, 2018, was $227.10 per share.
Vote Required
The affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal will be required to approve the 2018 Amendment to the Stamps.com 2010 Equity Incentive Plan. Abstentions will be counted towards the tabulation of votes cast and will have the same effect as negative votes, whereas broker non-votes, if any, will not be counted for purposes of determining whether the proposal has been approved.
Recommendation of our Board
Our Board recommends that you vote “FOR” approval of the 2018 Amendment to the Stamps.com 2010 Equity Incentive Plan.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT AUDITORS

General
Our Audit Committee has appointed the firm of Ernst & Young LLP, our independent auditors during 2017, to serve in the same capacity for 2018, and is asking our stockholders to ratify this appointment. Stockholder ratification of the appointment is not required by our bylaws or by any other applicable legal requirement. However, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.
If stockholders fail to ratify the appointment, the Audit Committee and our Board will reconsider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our Audit Committee believes that such a change would be in our best interests.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
The ratification of the appointment of Ernst & Young LLP as our independent auditors for 2018 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote. Abstentions will be counted towards the tabulation of votes cast and will have the same effect as negative votes, whereas broker non-votes, if any, will not be counted for purposes of determining whether the proposal has been approved.
Unless marked to the contrary, proxies received will be voted “for” ratification of the appointment of Ernst & Young LLP as our independent auditors for 2018.
Recommendation of our Board
Our Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2018.

INDEPENDENT AUDITORS’ FEES AND SERVICES
Fees Billed by Ernst & Young LLP during 2017 and 2016
During 2017 and 2016, Ernst & Young LLP provided various audit, audit related and non-audit services to us as follows:
Audit Fees
Aggregate fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements, including professional services related to the audits of the effectiveness of internal control over financial reporting, and review of financial statements included in our quarterly reports on Form 10-Q, totaled approximately $867,620 and $762,200 during 2017 and 2016, respectively, including for 2017, the services of Ernst & Young LLP in connection with the filing of a Form S-8 Registration Statement.
Audit-Related Fees
There were no audit-related fees billed to us during 2017 or 2016.
Tax Fees
Fees billed to us by Ernst & Young LLP for tax services rendered to us during 2017 and 2016 totaled approximately $50,968 and $26,314, respectively. Tax services for which we were billed in 2017 and 2016 comprised a review of certain federal tax matters.
All Other Fees
We had no fees billed to us by Ernst & Young LLP for professional services during 2017 or 2016 other than the audit fees, audit-related fees and tax fees described above.
Pre-Approval Policy
Our Audit Committee’s charter provides that the Audit Committee pre-approve all audit and permitted non-audit services to be performed by our independent auditors. Pre-approval is generally provided at a meeting of the Audit Committee and covers a specified period of time. Any pre-approval is detailed as to the particular service or category of services covered and is generally subject to a specific budget. The independent auditors and management periodically report to the Audit Committee regarding the extent of services provided by our independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve other particular services on a case-by-case basis. All services provided to us by Ernst & Young LLP during 2017 and 2016 were pre-approved by the Audit Committee in accordance with this policy.
Determination of Independence
Our Audit Committee and our Board have determined that the fees received by Ernst & Young LLP for the non-audit related professional services listed above are compatible with maintaining Ernst & Young LLP’s independence, and such fees were approved by the Audit Committee.

MANAGEMENT
The following table sets forth certain information regarding our executive officers as of April 13, 2018:

Name	Age	Position
Ken McBride	50	Chief Executive Officer and Chairman of the Board of Directors
Jeff Carberry	44	Chief Financial Officer
Kyle Huebner	47	President
Jonathan Bourgoine	47	Chief Technology Officer
Sebastian Buerba	43	Chief Marketing Officer
John Clem	46	Chief Product & Strategy Officer
Amine Khechfe	53	Chief Strategy Officer
Matt Lipson	45	Chief Legal Officer and Secretary
Steve Rifai	50	Chief Sales Officer

Mr. McBride’s biography is set forth above under the heading "Proposal One: Election of Director – Continuing Directors Whose Term Expires at the 2020 Annual Meeting of Stockholders."
Jeff Carberry has served as our chief financial officer since July 31, 2017. Previously, Mr. Carberry was our vice president, finance from April 2014 to July 2017, our senior director of finance from April 2011 to April 2014 and our director of finance from July 2008 to April 2011. Prior to joining Stamps.com, Mr. Carberry was an investment banking associate in the Leveraged Finance division of CIBC World Markets from 2007 to 2008 and was an investment banking associate at RBC Capital Markets from 2005 to 2007.
Kyle Huebner has been our president since July 31, 2017. Before that, Mr. Huebner had been our chief financial officer since 2004 and on January 13, 2012 was also elected as our co-president. Previously, Mr. Huebner was our vice president of marketing from 2001 to 2004, our vice president of corporate strategy from 2000 to 2001, and our senior director of corporate strategy from 1999 to 2000. Prior to joining us, from 1997 to 1999, Mr. Huebner was a management consultant at Bain & Company. From 1992 to 1995, Mr. Huebner served as a research analyst for J.P. Morgan, Inc. Prior to 1992, Mr. Huebner held various management positions with Melville Corporation. Mr. Huebner received his B.A. in Mathematics from Dartmouth College and his M.B.A. from Harvard University.
Jonathan Bourgoine has been our chief technology officer since February 26, 2018. Before joining our company, Mr. Bourgoine served as VP and Chief Technology Officer of Mattel, the largest toy manufacturer in the world, from 2011 to 2018. Previously, Mr. Bourgoine served as VP of Infrastructure Engineering and later as SVP of Operations for Youbet.com, the leading parimutuel horse racing e-commerce gaming website and totalizator platform from 2004 to 2011. Mr. Bourgoine holds an M.B.A. from California Coast University and a B.S. in Information Technology from Western Governors University.
Sebastian Buerba has served as our chief marketing officer since January 2012. Previously, Mr. Buerba served as our vice president, marketing from April 2009 to January 2012, as director, marketing from April 2006 to April 2009, and as product strategy manager from July 2004 to April 2006. Prior to joining Stamps.com, Mr. Buerba worked as marketing product manager for Telecom Argentina Stet-France Telecom S.A. from 1998 to 2002.
John Clem has been our chief product officer since July 2016. Previously, Mr. Clem served as our chief product & strategy officer from January 2012 to July 2016. Mr. Clem was our vice president, product and service operations from March 2006 to January 2012. Previously, Mr. Clem served as the director of corporate strategy from March 2003 to February 2004 and as a director of marketing from March 2004 to February 2006. Prior to joining us, Mr. Clem worked as an engineer and manager in the petrochemical and utilities industries and a management consultant at Booz Allen & Hamilton. Mr. Clem received his Bachelor’s Degree, with honors, in Mechanical Engineering from California State Polytechnic University at Pomona and his M.B.A., with honors, from the Ross School of Business at The University of Michigan.

Amine Khechfe has been our chief strategy officer since July 2016.  From November 18, 2015 to July 20, 2016, he served as the general manager of PSI Systems, Inc. (“Endicia”), our wholly owned subsidiary. From July 1, 2007 to November 18, 2015, Mr. Khechfe served as general manager of Endicia, then a wholly owned subsidiary of Newell Rubbermaid, Inc. Mr. Khechfe co-founded Endicia in 1999, and prior to July 1, 2007, Mr. Khechfe held a variety of management roles at Endicia in engineering, management consulting, software development, marketing, business development and sales engineering over the course of his career. Mr. Khechfe earned a Bachelor of Science degree in Engineering from Worcester Polytechnic Institute and a Master of Science in Engineering from Stanford University.
Matt Lipson has been our chief legal officer and secretary since January 15, 2018. Previously, Mr. Lipson served as our vice president and general counsel from May 2017 to January 2018, deputy general counsel from April 2016 until May 2017, associate general counsel from 2006 until April 2016 and senior counsel from 2002 through 2006. Prior to joining the company, Mr. Lipson was an associate at Irell & Manella LLP and Morrison & Foerster LLP. Mr. Lipson holds a law degree from the University of Michigan Law School and a bachelor’s degree in History from University of California, Los Angeles.
Steve Rifai has been our chief sales officer since April 19, 2017. Previously, Mr. Rifai served as our senior VP of sales and customer development from July 2016 to April 2017.  From November 18, 2015 to July 20, 2016, he served as the VP of customer development of Endicia, our wholly owned subsidiary. Prior to our acquisition of Endicia, from October 2015 to November 18, 2015, Mr. Rifai served as VP of customer development of Endicia, from October 2010 to October 2015 he served as managing director of Endicia, and from April 2000 to October 2010 he served as director of marketing for Endicia. Mr. Rifai held the role of Director of R&D for Ansys, Inc. from April 1999 through April 2000, and several positions at Centric Engineering Systems, Inc. from 1989 through April 1999. Mr. Rifai holds a PhD in Engineering from Stanford University.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides qualitative information and context for the information presented in the Summary Compensation Table and other tables and narratives that follow. As discussed above in Proposal Two, in 2017 our advisory vote on executive compensation was approved by approximately ninety-seven percent (97%) of the votes cast. These results represented majority support for our named executive officer compensation. We took the percent of approval into account when determining that no specific changes or revisions would be made to our compensation structure. However, we continually strive to understand and respond to our stockholders’ opinions and concerns regarding our executive compensation structure and will continue to do so in the future. The goals of our executive management compensation program are to attract executives who have the skills and experience necessary to achieve our corporate goals, to align management’s interests with those of long-term stockholders, and to attract and retain executive management talent by providing overall compensation that is comparable to what is available through other employment opportunities for those individuals. Our executive management compensation program is designed to reward our executive team for delivering both short and long term financial results, including annual growth in revenue and adjusted EBITDA through our non-equity incentive plans, and growth in long term stockholder value through our equity incentive plans.
Company Performance Highlights

We had a great year in 2017. Total revenue rose 29% to a record $468.7 million.  Mailing and shipping revenue, which includes service, product and insurance revenue but excludes customized postage and other revenue, was up 28% year-over-year to a record $449.4 million. The strong performance in our mailing and shipping business contributed to record earnings with GAAP net income of $150.6 million, compared to $75.2 million in the prior year, and GAAP net income per fully diluted share of $8.19, compared to $4.12 in the prior year. In 2017, our non-GAAP adjusted income was up 31% to $208.2 million, non-GAAP adjusted EBITDA was up 32% to $229.9 million, and non-GAAP adjusted income per fully diluted share up 30% to $11.33. Non-GAAP adjusted income, non-GAAP adjusted EBITDA and non-GAAP adjusted income per fully diluted share are described further, and are reconciled to their corresponding GAAP measures, in Annex C.
We believe the compensation program for the named executive officers has been instrumental in helping us achieve our strong financial performance.
Overall Methodology of Setting Compensation

The Compensation Committee sets all compensation for, and awards to, our chief executive and all corporate officers, which includes our president, our chief financial officer, our chief marketing officer, our chief product officer and our chief technology officer. The Compensation Committee reviews the performance and compensation of our chief executive officer and establishes his compensation level. For the remaining corporate officers, our chief executive officer makes recommendations to the Compensation Committee, and the Compensation Committee may or may not make adjustments to the recommendations of our chief executive officer before setting the final executive officer compensation.
With respective to equity compensation, the Compensation Committee reviews the performance and equity compensation of our chief executive officer and establishes his equity compensation level. For the remaining corporate officers, our chief executive officer makes recommendations to the Compensation Committee, and the Compensation Committee may or may not make adjustments to the recommendations of our chief executive officer before setting the final executive officer equity compensation.
For executives who are not corporate officers, our chief executive officer and chief financial officer set the base salary and bonus compensation based on comparable benchmarks and performance of the executive and based on performance of the company. For equity awards to executives who are not corporate officers, our chief executive officer makes recommendations to the Compensation Committee and the Compensation Committee sets the specific equity award based on comparable benchmarks and performance of the executive and based on performance of the company.

We do not believe our compensation structure and policies are reasonably likely to have a material adverse effect on us, and we seek to maintain a compensation structure that discourages excessive risk taking by our executives. We do this by aligning the interests of our management closely with long-term stockholders. A significant portion of executive management compensation is in equity, and our stock option grants encourage results over a longer period of time because of the typical three year vesting period and 10 year life of the options awarded to executive management. This encourages our executive management team to focus on managing our company for long term results.
The majority of our compensation decisions are generally made in March or April each year, when the Compensation Committee meets to determine the final incentive compensation for the prior year and establishes the base salaries, equity grants (when applicable), and non-equity incentive compensation plan for the coming year for corporate officers. The Compensation Committee may also meet at other times of the year to address equity grants.
On April 19, 2017, the Compensation Committee approved the final incentive compensation for 2016, established the base salaries for 2017, and established an incentive compensation plan for 2017 (all decisions collectively, the “2017 Compensation Decisions”). In doing so, the Compensation Committee and the chief executive officer utilized reports and data from Equilar.
For each executive manager, a benchmark group (collectively, the benchmark groups for all of our executive management are referred to as the “2017 Equilar Benchmarks”) was created using individuals that have similar titles and responsibilities at companies (i) having market capitalization of $1 billion to $3 billion; (ii) with corporate headquarters in the United States; and (iii) operating in the technology sector. These parameters resulted in a set of companies for our benchmarks that are consistent with the size of our company and resulted in a set of individual managers within those companies that have the same general scope of responsibilities as our executive management. Individuals at other companies who were founders, who were interim, who had resigned, that had unusual compensation, or that had received no cash bonus during the last year (e.g., those that received stock in lieu of cash or whose performance did not warrant any cash bonus) as of the date of their companies' proxy statements were excluded from the analysis. Only proxies filed on January 1, 2016 or later were included, and compensation was time-adjusted using industry average compensation increases or budgeted increases from company surveys available from Culpepper and Associates (for example, the Compensation Committee assumed a 3.0% average annual increase for time adjusting prior year compensation numbers). The criteria for inclusion of a company and executive manager in one of our benchmark groups was the same for our 2017 Compensation Decisions as for the compensation decisions that were made in 2016. Lists of those companies included in the 2017 Equilar Benchmarks identified as having an executive with similar titles and responsibilities as each of our named executive officers in connection with the 2017 Compensation Decisions are included in Annex B.
On March 28, 2018, the Compensation Committee approved the final incentive compensation for 2017, established the base salaries for 2018, and established an incentive compensation plan for 2018 (all decisions collectively, the “2018 Compensation Decisions”). In doing so, the Compensation Committee and the chief executive officer utilized reports and data from Equilar.
For each executive manager, a benchmark group (collectively, the benchmark groups for all of our executive management are referred to as the “2018 Equilar Benchmarks”) was created using individuals that have similar titles and responsibilities at companies (i) having market capitalization of $1 billion to $5 billion; (ii) with corporate headquarters in the United States; and (iii) operating in the technology sector. These parameters resulted in a set of companies for our benchmarks that are consistent with the size of our company and resulted in a set of individual managers within those companies that have the same general scope of responsibilities as our executive management. Individuals at other companies who were founders, who were interim, who had resigned, that had unusual compensation, or that had received no cash bonus during the last year (e.g., those that received stock in lieu of cash or whose performance did not warrant any cash bonus) as of the date of their companies' proxy statements were excluded from the analysis. Only proxies filed on January 1, 2017 or later were included, and compensation was time-adjusted using industry average compensation increases or budgeted increases from company surveys available from Culpepper and Associates (for example, the Compensation Committee assumed a 3.0% average annual increase for time adjusting prior year compensation numbers). At the time of the Compensation Committee's March 28, 2018 meeting, our market capitalization was approximately $3.5 billion, as compared to our market capitalization of $1.9 billion at the time of the Compensation Committee's meeting when the 2017 Compensation

Decisions were made. Accordingly, for our 2018 Compensation Decisions, the Compensation Committee increased the range of market capitalization for our comparable companies to $1 to $5 billion from the range of $1 to $3 billion that was used in 2017. The Compensation Committee noted that, when examining the 175 companies that constitute the complete list of all companies across all titles in the 2018 Equilar Benchmarks for all of our executives, the median market capitalization was $1.9 billion. All other criteria for inclusion of a company and executive manager in one of our benchmark groups was the same for our 2018 Compensation Decisions as for the compensation decisions that were made in 2017. Lists of those companies included in the 2018 Equilar Benchmarks identified as having an executive with similar titles and responsibilities as each of our named executive officers in connection with the 2018 Compensation Decisions are included in Annex B.
Each Element of Compensation, Why We Pay It, and How We Determine Amounts

We currently compensate our executive management, which consists of nine members, including our named executive officers, through three main elements: base salary, incentive pay and equity participation. Certain members of our executive management also have post-termination compensation arrangements.

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Base Salary. We pay a base salary to each member of our executive management (each, an “executive manager”) in order to allow the executive manager to cover his living expenses and in order to compete with other employers. We generally establish base salaries for each individual on an annual basis based on (i) the responsibilities of the individual’s position, (ii) the individual’s salary history, performance and perceived ability to influence our financial performance in the short and long-term, (iii) the compensation of our other employees, and (iv) an evaluation of salaries for similar positions in our benchmark group and other competitive factors. We generally seek to set individual base salaries within a reasonable range versus comparable individuals in our benchmark group, taking into account factors such as individual performance and seniority, and taking into account the performance of our company relative to comparable companies under the 2018 Equilar Benchmarks.

2017 Base Salaries

For 2017, each corporate officer at the time of the April 19, 2017 Compensation Committee action had his base salary set by the Compensation Committee between the 50th and 81st percentile versus the 2017 Equilar Benchmarks. In particular, the salaries for our chief executive officer, and our chief financial officer and co-president at such time (now, our president), for 2017 were set at approximately the 55th and 64th percentiles, respectively, versus the 2017 Equilar Benchmarks. In addition, the salaries for our chief product officer, chief marketing officer and chief technology officer (now our former chief technology officer) were set at the 46th, 78th and 76th percentiles, respectively, versus the 2017 Equilar Benchmarks.

The Compensation Committee believes that the range of base salaries it set is reasonable.

2018 Base Salaries

For 2018, each executive officer's base salary was set by the Compensation Committee in a range between the 25th and 82nd percentile versus the 2018 Equilar Benchmarks. In particular, the salaries for our chief executive officer and our chief financial officer for 2018 were set at approximately the 68th and 25th percentile, respectively, versus their 2018 Equilar Benchmarks. In addition, the salary for our chief product officer, chief marketing officer and our former chief technology officer were set at the 75th, 79th and 64th percentiles, respectively, versus the 2018 Equilar Benchmarks.

The Compensation Committee believes that the range of base salaries it set is reasonable. In setting the 2018 base salaries of executive management, the Compensation Committee noted that when examining the 175 companies that constitute the complete list of all companies across all titles in the 2018 Equilar Benchmarks for all of our executives, Stamps.com ranks very highly in several key financial ratios, including the 76th percentile for net income, the 92nd percentile for return on equity, the 92nd percentile for return on assets, and the 96th percentile for return on revenue.

The following table sets forth the base salaries for our named executive officers established by the Compensation Committee for 2018.

Name and Principal Position	2018 Base Salary	Percent Increase from 2017 Base Salary	2018 Base Salary Percentile Versus 2018 Equilar Benchmark
Ken McBride	$805,255	10%	68th percentile
Chief Executive Officer and Chairman of the Board of Directors

Jeff Carberry	$355,000	44%	25th percentile
Chief Financial Officer

Kyle Huebner	$489,143	10%	50th percentile
President (CFO until July 31, 2017)

Sebastian Buerba	$424,585	10%	79th percentile
Chief Marketing Officer

John Clem	$423,258	10%	75th percentile
Chief Product Officer

Michael Biswas	$419,362	5%	72nd percentile
Chief Technology Officer

For information concerning the base salaries paid to each of our named executive officers for 2015, 2016 and 2017, see “Summary Compensation Table.”

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Non-Equity Incentive Plan Compensation. We pay non-equity incentive plan compensation to our corporate officers in order to provide incentives for them to drive the business toward annual goals that are set by the Compensation Committee. Our incentive-based compensation for fiscal 2017 was based on a group bonus pool. The total bonus pool begins with a base pool amount, which is then adjusted based on a formula using our actual performance relative to certain financial targets for the year. (The Compensation Committee also retains the right to adjust the pool for other factors.) Once the final group bonus pool is set after year end, the Compensation Committee allocates it to individual members of executive management based on (i) individual performance and contributions during the year and (ii) individual total compensation relative to the compensation benchmarks. No individual executive manager has an individual bonus guarantee, and in order to earn and receive a bonus, an executive manager must be employed on the date of the Compensation Committee meeting where the final bonus plan outcome is determined.

On April 19, 2017, the Compensation Committee approved a non-equity incentive plan for 2017 (the “2017 Plan”) under which members of our executive management, including certain of our named executive officers, are eligible for cash bonus awards to be paid in 2018. The 2017 Plan set a base level aggregate bonus pool of $3.25 million (the “2017 Base Pool”) and provided that the actual bonus pool for 2017 could range from zero to twice the 2017 Base Pool based on our performance in 2017 relative to pre-set targets for revenue and non-GAAP adjusted EBITDA (which, as publicly reported by the company, typically excludes non-recurring and / or non-cash items such as ASC 718-related expenses, litigation charges, non-recurring adjustments, changes in non-cash contingent consideration valuation, corporate development / acquisition expenses, and other one-time and non-recurring items). The Compensation Committee set the amount of the 2017 Base Pool at $3.25 million, so that, if executive management performs at a reasonable level and is able to generate results at the midpoint of the guidance range, as a group they would receive a total cash compensation for 2017 slightly above the median level (at the 67th percentile) of those companies in the 2017 Equilar Benchmark.

The Compensation Committee had established revenue and non-GAAP adjusted EBITDA targets for purposes of the 2017 Plan based on the latest publicly available guidance at the time of the 2017 Compensation Decisions were made – that is the guidance issued by us on February 23, 2017, when we stated that we expected 2017 revenue to be in a range of $400 million to $425 million, and 2017 non-GAAP adjusted EBITDA to be in a range of $200 million to $220 million. The final 2017 financial results were revenue of $468.7 million, and non-GAAP adjusted EBITDA of $229.9 million. Under the 2017 Plan, the revenue result generated an increase to the 2017 bonus pool of 33.3%, and the non-GAAP adjusted EBITDA result generated an increase to the 2017 bonus pool of 40%, and the two factors were added together to generate a total increase of 73.3% to the 2017 Base Pool.

Prior to making the final decision on the 2017 Plan, the Compensation Committee discussed individual performance of the executive managers, the performance of Mr. McBride in his overall leadership of our company, and the overall company performance. Mr. McBride and the executive management team generated very positive 2017 financial results including: (i) total revenue of $468.7 million, up 29% versus 2016; (ii) non-GAAP adjusted EBITDA of $229.9 million, up 32% versus 2016; (iii) non-GAAP net income from operations of $224.4 million up 32% versus 2016; and (iv) non-GAAP adjusted income per fully diluted share of $11.33 up 30% versus 2016. After considering the company and individual executive management performance, the Compensation Committee decided to set the aggregate final 2017 Plan bonuses at the amount yielded by the formula included in the 2017 Plan, or $5.63 million, an increase of 73.3% over the 2017 Base Pool.

Once the Compensation Committee established the 2017 Plan bonus pool level, the Compensation Committee discussed allocation of the bonus pool for the individual executive managers. The Compensation Committee believed that all of the executive managers performed well in 2017.

Based on these factors and an assessment that each of the named executive officers had satisfied his individual goals and objectives, the Compensation Committee set the individual allocation of the 2017 bonus pool. The compensation was as follows:

Name and Principal Position	2017 Non-Equity Incentive Plan (To Be Paid in May 2018)	2017 Bonus Compensation (1)	2017 Total Base Salary plus 2017 Non-Equity Incentive Plan plus 2017 Bonus Compensation	2017 Total Base Salary plus Non-Equity Incentive Plan Compensation Plus 2017 Bonus Compensation Versus 2018 Equilar Benchmarks
Ken McBride	$1,800,000	—	$2,520,020	93rd percentile
Chief Executive Officer and Chairman of the Board of Directors

Kyle Huebner	$845,000	—	$1,282,368	68th percentile
President

Jeff Carberry (1)	—	400,000	$640,609	45th percentile
Chief Financial Officer

Michael Biswas	$550,000	—	$942,735	97th percentile
Chief Technology Officer

Sebastian Buerba (1)	$628,000	—	$1,000,431	99th percentile
Chief Marketing Officer

John Clem	$622,000	—	$1,000,457	93rd percentile
Chief Product Officer

All other executive officers eligible to participate in the 2017 Plan	$1,185,000	$400,000	$2,304,610	Not meaningful

Total	$5,630,000	$400,000	$9,691,230	85th percentile

(1)
Mr. Carberry was not an executive officer at the time the 2017 Plan was established, and did not participate in the 2017 Plan. Mr. Carberry received a discretionary bonuses for 2017 separate from the 2017 Plan.

For additional information concerning the compensation of each of our named executive officers for 2017, see “Summary Compensation Table.”

On March 28, 2018, the Compensation Committee approved a non-equity incentive plan for 2018 (the “2018 Plan”) under which our corporate officers, including some of our named executive officers, are eligible for cash bonus awards to be paid in 2019. The 2018 Plan sets a base level aggregate bonus pool of $4.1 million (the “2018 Base Pool”) and provides that the actual bonus pool for 2018 could range from zero to twice the 2018 Base Pool based on our performance in 2018 relative to targets for revenue and non-GAAP adjusted EBITDA (which, as publicly reported by the company, typically excludes non-recurring and / or non-cash items such as ASC 718-related expenses, litigation charges, non-recurring adjustments, changes in non-cash contingent consideration valuation, corporate development / acquisition expenses, and other one-time and non-recurring items). The Compensation Committee set the amount of the 2018 Base Pool so that, if executive management performs at a reasonable level and is able to generate results at the midpoint of the guidance range, as a group they would receive total cash compensation for 2018 at the 74th percentile) of those companies in the 2018 Equilar Benchmark.

The latest publicly available guidance issued by us was on February 21, 2018, when we stated that we expected 2018 revenue to be in a range of $530 million to $560 million, and 2018 non-GAAP adjusted EBITDA to be in a range of $245 million to $265 million. The Committee proposed a bonus plan schedule where no increase would be applied to the 2018 Base Pool if the company achieves performance consistent with the mid-point of its public guidance range. The Committee further proposed a 30% decrease be applied to the 2018 Base Pool if the company achieves performance at the low end of its guidance range. The Committee further proposed a 30% increase be applied to the 2018 Base Pool if the company achieves performance at the high end of its guidance range. To illustrate some possible outcomes of the 2018 Plan, the following table (i) shows the potential aggregate pool resulting under the 2018 Plan if the company achieves a financial outcome at the top end, midpoint, and bottom end of our guidance range and (ii) compares the resulting executive management team total compensation to the total compensation of the 2018 Equilar benchmarks:

Company Performance vs. Public Guidance (1)	Total Resulting Bonus Pool (1)	Total Executive Team Compensation (2)	Change in Total Executive Team Compensation versus 2017 Total Executive Team Compensation (2)	Total Team Compensation vs. 2018 Equilar Benchmarks (3)
Bottom End of Guidance Range ($530 million revenue, $245 million Non-GAAP adjusted EBITDA)	$2,870,000	$6,509,000	-24%	58th percentile

Midpoint of Guidance Range ($545 million revenue, $255 million Non-GAAP adjusted EBITDA)	$4,100,000	$7,739,000	-10%	74th percentile

Top End of Guidance Range ($560 million revenue, $265 million Non-GAAP adjusted EBITDA)	$5,330,000	$8,969,000	-4%	84th percentile

(1)	The Compensation Committee retains the right to change the actual bonus pool in its discretion.

(2)
Total executive management team compensation is projected total base salary plus total incentive-based compensation for all current executive managers as a group, including all named executive officers and others. Mr. Bourgoine is expected to receive a bonus under the terms of his separately negotiated employment agreement, and is not expected to participate in the 2018 Bonus Plan.

(3)
Total executive management team compensation versus 2018 Equilar benchmarks is the ranking of total projected executive management team compensation versus the total of all 2018 Equilar benchmarks for all executive managers that are included under the 2018 Bonus Plan.

This table merely illustrates certain potential outcomes, and does not represent any statement that the guidance given in February 2018 continues to be valid. Our actual results may vary from our prior guidance, and those differences may be material.

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Equity Incentives. We generally grant equity participation to our executive managers in order to provide direct incentives for them to guide the business toward our long-term goal of increasing stockholder value. Historically, the primary form of equity participation that we awarded our executive management consisted of incentive stock options (ISOs) and non-qualified stock options. We selected this form of equity participation because of the favorable accounting and tax treatments (particularly in past years), and the prevailing convention within the software and technology industry, in which we compete for talent, of providing stock options to executive management employees. When we grant stock options, our practice is for our chief executive officer to meet with the Compensation Committee to discuss appropriate levels of stock option grants for each executive manager. Timing of stock option grants typically relates to (i) new employee hires, (ii) promotions of existing employees, (iii) year-end performance reviews of employees, or (iv) company-wide option grants as deemed appropriate by the Compensation Committee.

At its April 25, 2017 meeting, the Compensation Committee examined equity grant practices over the three fiscal years ending in 2016 at 32 public companies (the "2017 Option Benchmarks"): (i) having market capitalization of $1 billion to $3 billion; (ii) with corporate headquarters in U.S. States with similar cost-of-living to the company's locations; (iii) operating in the technology sector; and (iv) excluding companies that underwent unusual transactions, such as their initial public offering or acquisitions or restructurings during the analysis period, or had differentiating structural features, such as holding companies and closely held companies. For each 2017 Option Benchmark that issued full-value awards during the measurement period, the Compensation Committee estimated what hypothetical option awards would have had the equivalent fair value as the full-value awards that were granted. The Compensation Committee then established a company-wide strategy for option grants over the next three years (the "2017-19 Option Strategy") that would result in the company granting, in the aggregate, a similar amount of options, measured as a percentage of the number of outstanding shares and options, as were made by the median of the 2017 Option Benchmarks during the periods reviewed. The Compensation Committee further determined that the stock options granted to executive officers at the April 25, 2017 meeting would have a three-year vesting period that would not begin until September 2017, which was approximately three years after the immediately preceding routine grant of option awards to executive management. The 2017-19 Option Strategy allocated the aggregate company-wide grant amount among executives on the one hand, and other eligible recipients on the other hand, and established a framework to transition from making routine grants to executive management every three years to making smaller routine grants more frequently.

We currently do not have specific equity ownership goals relative to benchmarks for our named executive officers. In determining the number of options to be granted to executive officers, the Compensation Committee generally takes into account such factors as the individual’s position and scope of responsibility; the vesting period (and thus, retention value) remaining on the executive’s existing options; the executive’s ability to affect profitability and stockholder value; the individual’s historic and recent job performance; equity compensation for similar positions at comparable companies; and the value of stock options in relation to other elements of total compensation.

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Post-Termination Compensation Arrangements. We provide post-termination compensation arrangements to certain members of our executive management as we believe that it is important to give them some limited protection in the event they are terminated without cause or terminated following a change in control. Further, it is our belief that the interests of stockholders will be best served if the interests of our executive management are aligned with them, and providing change in control benefits is designed to eliminate, or at least reduce, any reluctance of executive management to pursue potential change in control transactions that may be in the best interests of stockholders, but potentially adverse to management’s employment interests. The cash components of our executive management post-termination compensation arrangements, for executives who have any, are up to six months of base salary, and typically also include continuing health benefits during the same period. For example, our chief executive officer and our president would each receive six months of base salary following his termination without cause or termination following a change in control. In addition, all unvested options under our stock option plans, including those held by executive management, vest on involuntary termination of employment within 18 months following a change of control.

For information concerning the post termination compensation of our named executive officers, see “Potential Payments Upon Termination or Change-In-Control.”

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Clawback Policy. On April 24, 2015, our Compensation Committee adopted and has communicated to our executive officers, a “clawback” policy to further align the interests of our executives with stockholders. Under our clawback policy, our Compensation Committee may, in certain cases reduce or cancel, or require recovery of, any executive officer’s annual bonus or long-term incentive compensation award, or portions thereof, if the Board determines that such award should be adjusted because that executive officer has engaged in intentional misconduct that has led to a material restatement of the company’s financial statements.

Other Benefits

As reflected in the Summary Compensation Table, we generally do not provide special perquisites to our executive management. Executive management participates in our standard benefit plans on the same terms as other employees. These plans include medical and dental insurance, 401(k), life insurance, charitable gift matching (limited to 50% matching of up to $200 per employee per year) and our employee stock purchase plan. Relocation benefits for executive officers may also be reimbursed but are individually negotiated when they occur.

Tax and Accounting Considerations.

We record cash compensation as an expense at the time the obligation is accrued. Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1,000,000 paid in any one year to named executive officers (in 2017, other than to our chief financial officer) is not tax deductible to us unless certain "performance-based" requirements are met. Our current program for the payment of non-equity incentive compensation and additional bonuses does not meet the Section 162(m) requirements necessary to be considered “performance-based,” and, as a result, is included in compensation subject to the $1 million limitation on deductibility. This "performance-based" exception is no longer available after 2017, as a result of the Tax Cuts and Jobs Act. An aggregate of approximately $1,520,908 of cash compensation was paid to our named executive officers other than our chief financial officer in 2017 that exceeded $1 million each, and, therefore, the deductibility of such excess compensation was limited by Section 162(m). We retain the flexibility to pay compensation which is not deductible for tax purposes because we believe that doing so permits us to take into consideration factors that are consistent with good corporate governance and the best interests of our stockholders.

In general, income recognized by employees upon the exercise of nonqualified stock options is tax-deductible for us, subject to any limitations that may be imposed by Section 162(m) with respect to such options granted or modified after November 2, 2017. Gain recognized by an employee with respect to an incentive stock option will not be deductible unless there is a “disqualifying disposition” of the shares by the employee. A disqualifying disposition occurs when an employee sells or disposes of incentive stock option shares within two years after the grant date or within one year after the exercise date. The employee is taxed on the gain, based on stock value at the time of exercise of the incentive stock option, at ordinary income tax rates. In addition, if in the future we grant restricted stock or restricted stock unit awards to named executive officers, income recognized by employees upon grant or vesting may not be fully deductible by us at the time the award is taxable to the employee.
We account for equity compensation paid to our executives and employees under the rules of ASC 718, which requires us to estimate and record a non-cash expense over the term of the equity compensation award.
Forward-Looking Statements
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to expectations concerning matters that are not historical facts. You can identify many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “seeks,” “intends,” “plans,” “could,” “would,” “may” or other similar expressions in this proxy statement. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution you that any forward-looking statements presented in this proxy statement, or that we may make orally or in writing from time to time, are based on beliefs and assumptions made by, and information currently available to, us. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and other factors, many of which are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material. We do not undertake any obligation to release publicly any revisions or updates to forward-looking statements.
Please refer to the risk factors under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 1A. Risk Factors” of our 2017 Annual Report on Form 10-K as well as those described elsewhere in our public filings. The risks included are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, one should avoid undue reliance on forward-looking statements.

COMPENSATION COMMITTEE REPORT
The information contained in this Compensation Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Submitted by the Compensation Committee:

Mohan P. Ananda
David C. Habiger

SUMMARY COMPENSATION TABLE
The following summary compensation table indicates the total compensation earned during 2017, 2016 and 2015, respectively, by our chief executive officer, each person who served as chief financial officer during 2017 and each of our other three highest compensated executive officers whose total compensation exceeded $100,000 during 2017. The listed individuals are referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Base Pay	Bonus (1)(2)	Non-Equity Incentive Plan Compensation (2)	Option Awards (3)(4)	All Other Compensation (5)	Total(4)
Ken McBride	2017	$720,020	$0	$1,800,000	5,601,350	$5,400	$8,126,770
Chairman of the Board and	2016	$654,796	$0	$1,620,000	$0	$5,300	$2,280,096
Chief Executive Officer	2015	$595,833	$100,000	$1,033,000	$8,371,014	$5,300	$10,105,147

Jeff Carberry	2017	$240,609	$400,000	$0	$3,171,228	$3,567	$3,815,404
Chief Financial Officer (6)	2016	$218,735	$285,000	$0	$0	$4,202	$507,937
	2015	$208,664	$190,000	$0	$1,915,614	$4,173	$2,318,451

Kyle Huebner	2017	$437,368	$0	$845,000	$3,380,125	$5,400	$4,667,893
President (7)	2016	$397,748	$0	$794,000	$0	$5,300	$1,197,048
	2015	$364,583	$50,000	$520,000	$4,896,500	$5,300	$5,836,383

Michael Biswas	2017	$392,735	$0	$550,000	$2,704,100	$5,400	$3,652,235
Chief Technology Officer	2016	$354,921	$0	$535,000	$0	$5,300	$895,221
	2015	$323,422	20,000	$375,000	$3,917,200	$5,300	$4,640,922

Sebastian Buerba	2017	$372,431	$0	$628,000	$2,704,100	$5,195	$3,709,726
Chief Marketing Officer (8)	2016	$323,854	$565,000	$0	$0	$5,186	$894,040
	2015	$294,923	$420,000	$0	$4,628,214	$5,300	$5,348,437

John Clem	2017	$378,457	$0	$622,000	$2,704,100	$5,400	$3,709,957
Chief Product Officer	2016	$339,485	$0	$550,000	$0	$5,300	$1,197,048
	2015	$287,083	$20,000	$400,000	$3,917,200	$7,300	$4,631,583

(1)	Bonuses for 2017 paid to corporate officers who were not participants in the 2017 Plan, such as Mr. Carberry, consisted of discretionary bonuses awarded by the Compensation Committee.

(2)
Bonuses paid to corporate officers and other executive management for 2015 included payments under the 2015 non-equity incentive plan (the “2015 Plan”) and a special one-time bonus related to the signing of the definitive agreement to acquire Endicia for certain of our executives and other key employees, in the aggregate amount of $280,000 (the “Endicia Deal Bonus”). These bonuses were not covered under the 2015 Plan but rather were special one-time bonuses to recognize extraordinary efforts in the completion of the definitive agreement to acquire Endicia. Pursuant to the 2015 Plan, an aggregate bonus pool of $3,584,000 would have been allocated to the executive management team to be paid out in May 2016. However, at the chief executive officer’s recommendation, the Compensation Committee determined that the $280,000 Endicia Deal Bonus be treated as an advance against the 2015 Plan (even though $20,000 of the Endicia Deal Bonus was not paid to participants in the 2015 Plan), thereby reducing the amount to be paid out in May 2016 by $280,000. Although the $280,000 amount is reflected as a “bonus” in our Summary Compensation Table, the amount of this discretionary bonus was ultimately earned by our executive management under the terms of the 2015 Plan.

(3)
The amounts in this column generally represent the aggregate grant date fair value of option awards granted during the relevant year, computed in accordance with ASC 718. Historically, it has been our general practice to make routine awards of stock options to our executive management team every three years. The assumptions for these amounts are included in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for 2017. However, the value of the options granted under the 2014 Amendment and approved by the Board in 2014 (the “Contingent Grants”) was included in the compensation line for 2015 rather than 2014, because such options had no value, as computed in accordance with ASC 718, until the stockholder approval upon which they were contingent was obtained in June 2015. Although the Contingent Grants were made in 2014, we valued the expense based on our stock price in June 2015 when such Contingent Grants were approved by our stockholders.

(4)
Due to the increase in our stock price between the date of grant and the date of stockholder approval, the Contingent Grants were valued at $42.66 per share, as compared to the $11.84 per share valuation for the other options granted on the same date. As a result, the Contingent Grants to Messrs. McBride, Carberry, Huebner, Biswas, Buerba and Clem accounted for $7,110,014, $1,564,214, $4,266,000, $3,412,800, $4,123,814 and $3,412,800, respectively, of their option award amounts in 2015. In the aggregate, the Contingent Grants resulted in stock-based compensation expense of up to approximately $41.9 million, including the $23.9 million attributable to our named executive officers.

(5)
Consists of contributions to our 401(k) plan that we made on behalf of each named executive officer to match a portion of his elective deferred contributions to such plan. In addition, this includes amounts of $2,000 paid to John Clem in 2015 related to patent inventor bonuses.

(6)
Mr. Carberry was appointed as our chief financial officer on July 31, 2017. Prior to that, he served as our vice president, finance and was not an executive officer of the company. The table reflects Mr. Carberry’s total compensation from us for each of 2015, 2016 and 2017, in all capacities.

(7)
Mr. Huebner was appointed as our president on July 31, 2017. Prior to that, he served as our chief financial officer and co-president. The table reflects Mr. Huebner’s total compensation from us for each of 2015, 2016 and 2017, in all capacities.

(8)
Although Mr. Buerba has been our chief marketing officer since January 2012, he was not an executive officer of the company until he began reporting directly to our chief executive officer on July 31, 2017. The table reflects Mr. Buerba’s total compensation from us for each of 2015, 2016 and 2017, in all capacities.

CEO PAY RATIO
We are required by SEC rules and regulations to disclose a reasonable estimate of the ratio of the annual total compensation for our chief executive officer to the annual total compensation of our median employee. For the year ended December 31, 2017, the annual total compensation for our chief executive officer as reported in the Summary Compensation Table was $8,126,770, and the annual total compensation for our median employee was $81,593. For 2017, the annual total compensation of our chief executive officer was approximately 100 times that of our median employee.
For purposes of identifying our median employee, we examined our entire employee population as of December 29, 2017 which consisted of 772 total employees. To determine our median employee, we used base salary (or hourly wages including overtime) for the year ending December 31, 2017, as our compensation measure that we applied consistently to all employees. We annualized this amount for permanent employees who commenced employment during 2017. For consistency, after identifying our median employee, except as described below, we calculated annual total compensation for our median employee on the same basis as annual total compensation is calculated for our named executive officers in the Summary Compensation Table (including the grant date fair value of awards granted in 2017 under our 2017 Equity Incentive Plan), accordingly, we did not include the cost of employer-sponsored health and welfare benefits in the calculation of either our chief executive officer’s or our median employee’s total annual compensation. Due to the timing of our annual employee review and bonus process, in calculating annual total compensation for our median employee, we used the bonus amounts paid to such employee in 2017, as opposed to amounts earned in 2017 some or all of which may not be paid until 2018.
As it has been our general practice to grant awards of stock options to our executive management team every three years, we expect that, historically, our CEO pay ratio would be significantly higher in years when our chief executive officer receives such grants and lower in the two intervening years (although, pursuant to the

2017-19 Option Strategy, we may make smaller more frequent awards of stock options to executives in the future, which would result in a more consistent CEO pay ratio). For example, excluding the value of options granted in 2017, our chief executive officer’s annual compensation was $2,525,420, or approximately 31 times the annual compensation of our median employee (who was not granted any options in 2017) of $81,593.

GRANTS OF PLAN-BASED AWARDS
The following table provides information with respect to grants of plan-based awards made during 2017 to the named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)(2)			Option Awards: Number of Securities Underlying Option (#)(7)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(8)
Name	Grant Date (3)	Threshold ($)(4)	Target ($)(5)	Maximum ($)(6)
Ken McBride	4/19/2017	$801,196	$1,144,565	$2,289,130	145,000	$112.00	$5,601,350

Kyle Huebner	4/19/2017	$392,685	$560,978	$1,121,957	87,500	$112.00	$3,380,125

Jeff Carberry	8/1/2017	n/a	n/a	n/a	60,000	$152.15	$3,171,228

Michael Biswas	4/19/2017	$264,592	$377,989	$755,978	70,000	$112.00	$2,704,100

Sebastian Buerba	4/25/2017	n/a	n/a	n/a	70,000	$112.00	$2,704,100

John Clem	4/19/2017	$272,011	$388,587	$777,174	70,000	$112.00	$2,704,100

(1)
Under the 2017 Plan, eight members of our management, including our chief executive officer, our president, our former chief technology officer, our chief marketing officer and our chief product officer, were eligible for cash bonus awards to be paid in 2018. The 2017 Plan set a base level aggregate bonus pool, the 2017 Base Pool, and provided that the actual bonus pool for 2017 could range from zero to twice the 2017 Base Pool, based on our performance in 2017 relative to targets for revenue and adjusted EBITDA (which, as we have publicly reported, typically excludes non-recurring and/or non-cash items such as ASC 718-related expenses, litigation charges, non-recurring adjustments, changes in non-cash contingent consideration valuation, corporate development/acquisition expenses, and other one-time and non-recurring items). The Compensation Committee set the size of the 2017 Base Pool at $3.25 million so that, if executive management performs at a reasonable level and is able to generate results at the midpoint of the guidance range, as a group they would receive total cash compensation for 2017 at the 67th percentile of those companies in the 2017 Equilar Benchmark. Pursuant to the 2017 Plan, and based on our actual 2017 financial results, the total bonus pool for 2017 ended up 173.3% of the 2017 Base Pool. For additional information about the 2017 Plan, see “—Compensation Discussion and Analysis—Non-equity Incentive Plan Compensation,” and for actual amounts to be paid under the 2017 Plan for 2017, which will be paid in April 2018, see “—Summary Compensation Table.”

(2)	Mr. Carberry, who did not become an executive officer until July 31, 2017, did not participate in the 2017 Plan.

(3)
Each of Messrs. McBride, Huebner, Biswas, Buerba and Clem was eligible for an award under the 2017 Plan, which was established on April 19, 2017, and was also granted an award of stock options on April 25, 2017.

(4)
The amounts in this column assume (i) an aggregate bonus pool equal to 70% of the 2017 Base Pool, which would have resulted from an actual 2017 financial outcome at the low-end of our February 2017 public guidance range for revenue and non-GAAP adjusted EBITDA (note that our public guidance range was subsequently changed at various times throughout fiscal 2017), and this would have been equivalent to $400 million in total revenue and $200 million in non-GAAP adjusted EBITDA; and (ii) that each named executive officer received the same percentage share of the bonus pool that he received under the 2016 bonus plan. However, each officer’s bonus may vary based on achievement of individual goals, and no individual executive officer was guaranteed any minimum amount, so the amount could in fact be zero.

(5)
The amounts in this column assume (i) an aggregate bonus pool equal to 100% of the 2017 Base Pool, which would have resulted from an actual 2017 financial outcome at the mid-point of our February 2017 public guidance range of $412.5 million in total revenue and $210 million in non-GAAP adjusted EBITDA (note that our public guidance range was subsequently changed at various times throughout fiscal 2017); and (ii) that each named executive officer received the same percentage share of the bonus pool that he received under the 2016 bonus plan. However, no individual named executive officer was guaranteed any minimum amount, so the amount could in fact be zero.

(6)
The amounts in this column assume the maximum possible bonus pool of 200% of the 2017 Base Pool and that each named executive officer received the percentage share of the bonus pool that he received under the 2016 bonus plan. However, in the unlikely event that no other member of executive management received any bonus, and the Compensation Committee did not adjust the bonus pool as a result, any individual named executive officer could in theory be awarded the total amount of the bonus pool.

(7)
These option awards were all issued under the 2010 Equity Incentive Plan, as amended. The options awarded to the named executive officers vest in 36 approximately equal monthly installments commencing on September 1, 2017.

(8)
The amounts in this column represent the aggregate grant date fair value of option awards granted during 2017 computed in accordance with ASC 718. The assumptions for these amounts are included in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on outstanding stock options held by the named executive officers at December 31, 2017:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercisable Options (#)	Option Exercise Price ($)	Option Expiration Date
Ken McBride	40,337 (1)	—	32.41	9/19/2024
	34,721 (2)	15,278 (2)	66.28	4/9/2025
	12,082 (3)	132,918 (3)	112.00	4/25/2027

Kyle Huebner	29,268 (1)	—	32.41	9/19/2024
	6,944 (2)	7,640 (2)	66.28	4/9/2025
	7,291 (3)	80,209 (3)	112.00	4/25/2027

Jeff Carberry	9,444 (4)	556 (4)	45.35	2/2/2025
	9,166 (5)	834 (5)	58.25	3/2/2025
	6,666 (6)	53,334 (6)	152.15	8/1/2027

Michael Biswas	5,976	—	12.55	5/20/2021
	3,346 (1)	—	32.41	9/19/2024
	2,222 (2)	6,112 (2)	66.28	4/9/2025
	5,833 (3)	64,167 (3)	112.00	4/25/2027

Sebastian Buerba	10,248 (7)	—	32.41	9/19/2024
	50,497 (1)	—	32.41	9/19/2024
	13,888 (2)	6,112 (2)	66.28	4/9/2025
	5,833 (3)	64,167 (3)	112.00	4/25/2027

John Clem	36,915 (7)	—	32.41	9/19/2024
	43,830 (1)	—	32.41	9/19/2024
	13,888 (2)	6,112 (2)	66.28	4/9/2025
	5,833 (3)	64,167 (3)	112.00	4/25/2027

(1)	These option awards issued under the 2014 Amendment vested in equal monthly installments over a 24 month period from October 19, 2015 through September 19, 2017.

(2)
These performance-based option awards issued under the 2014 Amendment vest and become exercisable in equal monthly installments on the last day of each month over the 36 months following the November 18, 2015 close of the Endicia acquisition. The grants will fully vest on November 18, 2018.

(3)	These option awards issued under the 2010 Equity Incentive Plan, as amended, vest in 36 approximately equal monthly installments beginning with October 1, 2017.

(4)	These option awards issued under the 2010 Equity Incentive Plan, as amended, vested in 36 approximately equal monthly installments beginning on March 2, 2015.

(5)	These option awards issued under the 2010 Equity Incentive Plan, as amended, vested in 36 approximately equal monthly installments beginning on April 2, 2015.

(6)	These option awards issued under the 2010 Equity Incentive Plan, as amended, vest in 36 approximately equal monthly installments beginning with September 1, 2017.

(7)	These option awards issued under the 2010 Equity Incentive Plan, as amended, vested in equal monthly installments over a 12 month period from October 19, 2014 through September 19, 2015.

OPTION EXERCISES AND STOCK VESTED

 The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 2017 by each of our named executive officers. None of our named executive officers holds any restricted shares of our common stock.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Ken McBride	230,248	$30,210,352
Kyle Huebner	141,316	$13,993,785
Jeff Carberry	59,583	$11,807,626
Michael Biswas	141,788	$24,713,190
Sebastian Buerba	88,144	$13,422,473
John Clem	41,784	$6,925,530

(1)
Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Messrs. McBride and Huebner have entered into separation agreements with us such that in the event of (i) an involuntary termination by us without cause or (ii) a resignation by the executive or termination by us following a change of control, these officers will receive six months’ salary and benefits. The change of control payment will occur upon (y) any involuntary termination of employment following the change of control or (z) resignation within two to nine months following the change of control by these named executive officers. Except in the event of a change of control, no amounts would be due to any of our named executive officers in the event of a resignation or a termination with cause. The information below reflects the estimated value of the compensation to be paid by us to each of these officers in the event of an involuntary termination without cause or a termination or resignation following a change in control. The amounts shown below assume that the triggering events occurred on December 31, 2017. The actual amounts that would be paid can only be determined at the time of the actual triggering event.

Name	Payment Upon Termination without Cause or Termination or Resignation Following Change in Control (1)
Ken McBride	$378,104
Kyle Huebner	$234,416

(1)	Assumes a monthly value of $2,013 for continued benefits.

In addition, our stock option plans provide that any optionee, including our named executive officers, whose service is “involuntarily terminated” within 18 months following a “change in control”, will have any unvested options that were assumed by the successor corporation become fully exercisable. A “change in control” is defined as the first to occur of: (i) any one person or entity or more than one person or entity acting as a group becoming the “beneficial owner” (as used in Section 13(d) of the Exchange Act) of more than 50% of the voting power of our capital stock; (ii) our Board ceasing to include a majority of members who either were on our Board two years prior to the relevant date or whose appointment, or nomination for election, to our Board was approved by a vote of a majority of the directors then in office; and (iii) any person, entity or group, subject to certain exceptions, acquiring, during any twelve month period, assets from us that have a fair market value greater than 50% of the total fair market value of all of our assets immediately before the acquisition or acquisitions. “Involuntary termination” is defined as the optionee’s involuntary dismissal or discharge by us for reasons other than misconduct, or the optionee’s voluntary resignation following: (i) a change in his or her position with us which materially reduces his or her responsibilities; (ii) a reduction in his or her level of compensation by more than 15%; or (iii) a relocation of the optionee’s place of employment by more than 50 miles, and this change, reduction or relocation is effected without the optionee’s consent.

Assuming triggering events occurred on December 31, 2017, the following amounts would then be accelerated as a result of the acceleration of stock options for our named executive officers based on a closing stock price of $188.00 on December 29, 2017.

Name	Options Accelerated Upon Involuntary Termination following Change in Control (1)
Ken McBride	$11,961,406
Kyle Huebner	$7,025,825
Jeff Carberry	$1,992,881
Michael Biswas	$5,620,645
Sebastian Buerba	$5,620,645
John Clem	$5,620,645

(1)    Based on the fair market value of our common stock on December 31, 2017 minus the exercise price and does not reflect proceeds that might actually be received by the named executive officer.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 13, 2018, by (i) all persons who are beneficial owners of 5% or more of our common stock, (ii) each director and nominee for director, (iii) our named executive officers and (iv) all current directors and executive officers as a group. We have relied upon information provided to us by our directors and executive officers and copies of documents sent to us that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Corporate Secretary, Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245. The percentage of ownership is based on 17,889,326 shares of our common stock issued and outstanding on April 13, 2018. Shares of our common stock issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days after April 13, 2018 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentages of Shares Beneficially Owned
Ken McBride (1)	79,943	*
Kyle Huebner (2)	10,417	*
Jeff Carberry (3)	46,242	*
Michael Biswas (4)	10,295	*
Sebastian Buerba (5)	20,441	*
John Clem (6)	118,939	*
Mohan P. Ananda (7)	670,524	3.69%
David C. Habiger (8)	10,000	*
G. Bradford Jones (9)	75,286	*
Theodore R. Samuels, II (10)	11,000	*

Other 5% Stockholders:

FMR LLC (11)	2,212,459	12.37%
82 Devonshire Street
Boston, Massachusetts 02109

BlackRock, Inc. (12)	2,016,516	11.27%
40 East 52nd Street
New York, NY 10022

The Vanguard Group (13)	1,547,702	8.65%
100 Vanguard Blvd.
Malvern, PA 19355

All directors and executive officers as a group (13 people) (14)	1,129,007	6.17%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Includes 77,913 shares issuable upon exercise of options directly held by Mr. McBride that are presently exercisable or will become exercisable within 60 days of April 13, 2018.

(2)	Includes 9,375 shares issuable upon exercise of options directly held by Mr. Huebner that are presently exercisable or will become exercisable within 60 days of April 13, 2018.

(3)	Includes 36,666 shares issuable upon exercise of options directly held by Mr. Carberry that are presently exercisable or will become exercisable within 60 days of April 13, 2018.

(4)	Includes 10,000 shares issuable upon exercise of options directly held by Mr. Biswas that are presently exercisable or will become exercisable within 60 days of April 13, 2018.

(5)	Includes 20,277 shares issuable upon exercise of options directly held by Mr. Buerba that are presently exercisable or will become exercisable within 60 days of April 13, 2018.

(6)	Includes 114,910 shares issuable upon exercise of options directly held by Mr. Clem that are presently exercisable or will become exercisable within 60 days of April 13, 2018.

(7)
Includes 10,000 shares issuable upon exercise of options directly held by Mr. Ananda that are presently exercisable or will become exercisable within 60 days of April 13, 2018. Includes: 548 shares held by Mr. Ananda; 484,500 shares held by Mr. Ananda in the Ananda Small Business Trust; 29,000 shares held by the Ananda Foundation; 144,077 shares held in trust for the benefit of Mr. Ananda's family; and 2,399 shares held beneficially for Mr. Ananda's children.

(8)	Includes 10,000 shares issuable upon exercise of options directly held by Mr. Habiger that are presently exercisable or will become exercisable within 60 days of April 13, 2018.

(9)	Includes 35,000 shares issuable upon exercise of options directly held by Mr. Jones that are presently exercisable or will become exercisable within 60 days of April 13, 2018.

(10)
Includes 10,000 shares issuable upon exercise of options directly held by Mr. Samuels that are presently exercisable or will become exercisable within 60 days of April 13, 2018. Includes 1,000 shares held by the Ted and Lori Samuels Family Trust, dated July 3, 1996. Mr. Samuels disclaims beneficial ownership of the shares held by the trust, except to the extent of his pecuniary interest therein.

(11)
Information regarding FMR LLC’s beneficial ownership is based solely on a Schedule 13G/A it filed with the SEC on February 13, 2018. Abigail P. Johnson, as Director, Vice Chairman, CEO and President of FMR LLC, as well as through her family’s ownership of 49% of the voting power of FMR LLC and her being party to a shareholders’ voting agreement among all holders of FMR LLC’s Series B voting common shares, may be deemed to share beneficial ownership of the shares of our common stock held by FMR LLC.

(12)
Information regarding Blackrock, Inc.’s beneficial ownership is based solely on a Schedule 13G/A it filed with the SEC on January 19, 2018. BlackRock, Inc. shares beneficial ownership with a number of its subsidiaries, none of which individually beneficially owns 5% or more of our outstanding common stock, except for BlackRock Fund Advisors.

(13)
Information regarding The Vanguard Group’s beneficial ownership is based solely on a Schedule 13G/A it filed with the SEC on February 23, 2018. Various registered investment companies advised by The Vanguard Group, Inc. have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock, although no single such company’s interest in our common stock is more than five percent of the total outstanding.

(14)
Includes an aggregate of 408,128 shares issuable upon exercise of options that are presently exercisable or will become exercisable within 60 days of April 13, 2018. Includes shares beneficially owned by the individuals who are our executive officers as of April 13, 2018, and does not include shares beneficially owned by our former executive officers, including our former chief technology officer, who are no longer serving as executive officers of the company as of April 13, 2018.

AUDIT COMMITTEE REPORT
The information contained in this section shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K for that year.
Review with Management
The Audit Committee has reviewed and discussed these audited financial statements with our management.
Review and Discussions with Independent Auditors
The Audit Committee has discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed under Auditing Standards adopted by the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.
Conclusion
Based on the review and discussions referred to above in this report, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors

Mohan Ananda
G. Bradford Jones
Theodore R. Samuels, II

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Procedures for Review and Ratification of Related Party Transactions
We have an informal policy requiring that all related party transactions be submitted to our Audit Committee members not involved in the transaction for review and advance approval. The Audit Committee is empowered to collect and review all material facts and all necessary data for each related party transaction. After review, the Audit Committee will only approve or ratify the transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the Audit Committee determines in good faith.
Transactions with Mr. Ananda
Under our initial agreements with Mr. Ananda, we own all of the intellectual property developed by Mr. Ananda during the course of his employment and all of the intellectual property he developed for us before his formal employment began. Mr. Ananda resigned as our chief executive officer on January 1, 1999. In May 1999, we entered into a separation agreement and a license agreement with Mr. Ananda to formalize his resignation and to redefine his intellectual property rights. The license agreement reaffirms our ownership of the intellectual property invented by Mr. Ananda prior to and during his employment. In addition, the license agreement clarifies and narrows Mr. Ananda’s field of use restrictions to limit his license to a few narrowly defined electronic commerce applications that do not compete with our Internet postage service.
Indemnification of Directors and Officers
In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we entered into separate indemnification agreements with certain of our directors and officers. These agreements require us, among other things, to indemnify our directors and officers against expenses (including attorneys’ fees), judgments, fines and settlements paid by those individuals in connection with any action, suit or proceeding arising out of their status or service as our director or officer (other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The members of our Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires them to file with the SEC reports with respect to their ownership of our common stock and their transactions in our common stock and to furnish us with copies of those reports. Based solely on a review of copies of reports filed with the SEC under Section 16(a) and submitted to us and on written representations by certain of our directors and executive officers, we believe that all of our directors, executive officers and greater-than-10% stockholders filed all such required reports on a timely basis during 2017.

OTHER MATTERS
Other Matters to be Presented for Voting at the Annual Meeting
We know of no other matters that will be presented for consideration for voting at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board may recommend. Subject to SEC rules, discretionary authority with respect to other matters is granted by the execution of the enclosed proxy, unless you specifically withhold that power.
Annual Report
A copy of our annual report for 2017 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material. Our annual report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the Securities and Exchange Commission.
Form 10-K
We filed an annual report on Form 10-K for 2017 with the SEC on February 28, 2018. You may obtain a copy of that report, without charge, by writing to Investor Relations at Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245, or you can access copies of all our Securities and Exchange Commission filings on our website at http://investor.stamps.com/edgar.cfm.
By Order of the Board of Directors:
/s/ Ken McBride
Ken McBride, Chief Executive Officer
May 3, 2018

Annex A
(Board of Directors Compensation Peer Groups)

2014 Benchmarks
The following companies were included in our compensation benchmark group used for our Board of Directors compensation for the first four months of 2017, as determined in April 2014:

Company Name
AMERICAN SOFTWARE INC
APPLIED MICRO CIRCUITS CORP
BLACK DIAMOND INC
CALAMP CORP.
CAVIUM INC.
COMMUNICATIONS SYSTEMS INC
DICE HOLDINGS INC
DSP GROUP INC
EBIX INC
ELECTRO SCIENTIFIC INDUSTRIES INC
EXAR CORP
HURCO COMPANIES INC
ICG GROUP INC
INCONTACT INC
INNOTRAC CORP
KEYNOTE SYSTEMS INC
KEYW HOLDING CORP
KVH INDUSTRIES INC
LIMELIGHT NETWORKS INC
LTX-CREDENCE CORP
MATTSON TECHNOLOGY INC
MINDSPEED TECHNOLOGIES INC
MONOLITHIC POWER SYSTEMS INC
PARK ELECTROCHEMICAL CORP
PLX TECHNOLOGY INC
RUDOLPH TECHNOLOGIES INC
SEACHANGE INTERNATIONAL INC
SIGMA DESIGNS INC
SOURCEFIRE INC
ULTRATECH INC
VASCO DATA SECURITY INTERNATIONAL INC
VICOR CORP
VITESSE SEMICONDUCTOR CORP
VOCUS INC
VOLTERRA SEMICONDUCTOR CORP
XO GROUP INC
ZHONE TECHNOLOGIES INC
ZYGO CORP

2017 Benchmarks
The following companies were included in our compensation benchmark group used in April 2017 to determine our Board of Directors cash compensation to become effective May 1, 2017:

Company Name
8X8 INC /DE/
ATLANTIC TELE NETWORK INC /DE
AVG TECHNOLOGIES N.V.
BADGER METER INC
BROOKS AUTOMATION INC
CALLIDUS SOFTWARE INC
CUBIC CORP /DE/
CVENT INC
DESCARTES SYSTEMS GROUP INC
ENGHOUSE SYSTEMS LTD.
ESCO TECHNOLOGIES INC
EVOLENT HEALTH, INC.
FABRINET
FIDESSA GROUP PLC
GENERAL COMMUNICATION INC
GIGAMON INC
GTT Communications, Inc.
GoPro, Inc.
INVENSENSE INC
IXIA
Interactive Intelligence Group, Inc.
KINAXIS INC.
KULICKE & SOFFA INDUSTRIES INC
METHODE ELECTRONICS INC
Marketo, Inc.
NETGEAR, INC
OCLARO, INC.
OMNICELL, Inc
OSI SYSTEMS INC
POLYCOM INC
PREMIER, INC.
PROGRESS SOFTWARE CORP /MA
Q2 Holdings, Inc.
QLOGIC CORP
QUALYS, INC.
RAMBUS INC
RUCKUS WIRELESS INC
SUPER MICRO COMPUTER, INC.
SYKES ENTERPRISES INC
SYNAPTICS INC
SYNTEL INC
VEECO INSTRUMENTS INC
VONAGE HOLDINGS CORP

2U, INC.
ACI WORLDWIDE, INC.
ACXIOM CORP
AMBARELLA INC
BOX INC
BRADY CORP
CABOT MICROELECTRONICS CORP
CELESTICA INC
COMMVAULT SYSTEMS INC
CREE INC
Cornerstone OnDemand Inc
DIEBOLD NIXDORF, INC
EBIX INC
ELECTRONICS FOR IMAGING INC
FAIRCHILD SEMICONDUCTOR INTERNATIONAL INC
FRONTIER COMMUNICATIONS CORP
Fleetmatics Group plc
GENERAC HOLDINGS INC.
GameStop Corp.
Groupon, Inc.
HUBSPOT INC
II-VI INC
INPHI Corp
Inovalon Holdings, Inc.
LIFELOCK, INC.
MAXLINEAR INC
MERCURY SYSTEMS INC
MacDonald, Dettwiler and Associates Ltd.
Manitoba Telecom Services Inc.
NEUSTAR INC
PLANTRONICS INC /CA/
PLEXUS CORP
RINGCENTRAL INC
SEMTECH CORP
SOLARCITY CORP
VIAVI SOLUTIONS INC.
ZYNGA INC
ADVANCED ENERGY INDUSTRIES INC
CACI INTERNATIONAL INC /DE/
FINISAR CORP
FIRST SOLAR, INC.
InterDigital, Inc.
LEXMARK INTERNATIONAL INC /KY/
REALPAGE INC
SANMINA CORP
SILICON LABORATORIES INC
VERINT SYSTEMS INC
YELP INC

Annex B
(Selected Compensation Peer Groups)

2017 Equilar Benchmarks

The following companies are included in our compensation benchmark groups used for our 2017 Compensation Decisions (all data from Equilar as of April 2017).

•	For our chairman and chief executive officer:

Company
BADGER METER INC
CREE INC
EBIX INC
ENGHOUSE SYSTEMS LTD.
ESCO TECHNOLOGIES INC
FAIRCHILD SEMICONDUCTOR INTERNATIONAL INC
FINISAR CORP
Fleetmatics Group plc
II-VI INC
KINAXIS INC.
PLEXUS CORP
REALPAGE INC
SHENANDOAH TELECOMMUNICATIONS CO/VA/
WEST CORP

•	For our former chief financial officer and co-president (currently, our president):

Company
8X8 INC /DE/
ACXIOM CORP
ADVANCED ENERGY INDUSTRIES INC
AMBARELLA INC
ATLANTIC TELE NETWORK INC /DE
AVG TECHNOLOGIES N.V.
AVX Corp
CALLIDUS SOFTWARE INC
BADGER METER INC
BROADSOFT, INC.
BROOKS AUTOMATION INC
BENCHMARK ELECTRONICS INC
CACI INTERNATIONAL INC /DE/
CELESTICA INC
COMMVAULT SYSTEMS INC
CREE INC
CSG SYSTEMS INTERNATIONAL INC
CUBIC CORP /DE/
DIEBOLD NIXDORF, INC

DIODES INC /DEL/
ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.
ESCO TECHNOLOGIES INC
FAIRCHILD SEMICONDUCTOR INTERNATIONAL INC
FINISAR CORP
FIRST SOLAR, INC.
FITBIT INC
Fleetmatics Group plc
FABRINET
GameStop Corp.
GIGAMON INC
GRUBHUB INC.
HUBSPOT INC
II-VI INC
INNOVIVA, INC.
ITRON INC /WA/
IXIA
InterDigital, Inc.
LORAL SPACE & COMMUNICATIONS INC.
KINAXIS INC.
MANTECH INTERNATIONAL CORP
METHODE ELECTRONICS INC
Marketo, Inc.
MERCURY SYSTEMS INC
INSIGHT ENTERPRISES INC
NEUSTAR INC
NETGEAR, INC
NIC INC
OCLARO, INC.
OMNICELL, Inc
OSI SYSTEMS INC
PLEXUS CORP
POLYCOM INC
PREMIER, INC.
REALPAGE INC
RINGCENTRAL INC
ROGERS CORP
SANMINA CORP
SOLARCITY CORP
SEMTECH CORP
SYNCHRONOSS TECHNOLOGIES INC
SILICON LABORATORIES INC
SYKES ENTERPRISES INC
SYNAPTICS INC
TELEPHONE & DATA SYSTEMS INC /DE/
TIVO CORP
TTM TECHNOLOGIES INC
2U, INC.
VEECO INSTRUMENTS INC

VERINT SYSTEMS INC
VISHAY INTERTECHNOLOGY INC
VONAGE HOLDINGS CORP
WEST CORP
WINDSTREAM HOLDINGS, INC.
WebMD Health Corp.
XPERI CORP

•	For our former chief technology officer:

Company
2U, INC.
AVX Corp
CALLIDUS SOFTWARE INC
Cornerstone OnDemand Inc
FIRST SOLAR, INC.
GENERAC HOLDINGS INC.
GIGAMON INC
INNOVIVA, INC.
II-VI INC
FRONTIER COMMUNICATIONS CORP
InterDigital, Inc.
MICROSTRATEGY INC
POLYCOM INC
PROGRESS SOFTWARE CORP /MA
ROGERS CORP
VISHAY INTERTECHNOLOGY INC

•For our chief product officer:

Company
8X8 INC /DE/
ALARM.COM HOLDINGS, INC.
ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
BADGER METER INC
BENCHMARK ELECTRONICS INC
CELESTICA INC
CSG SYSTEMS INTERNATIONAL INC
DESCARTES SYSTEMS GROUP INC
FINISAR CORP
FABRINET
GRUBHUB INC.
IXIA
Inovalon Holdings, Inc.
KINAXIS INC.
KINAXIS INC.
NETGEAR, INC

PROGRESS SOFTWARE CORP /MA
Q2 Holdings, Inc.
QUALYS, INC.
SEMTECH CORP
SHUTTERFLY INC
SILICON LABORATORIES INC
STRATASYS LTD.
SYNAPTICS INC
TIVO CORP
ZENDESK, INC.

2018 Equilar Benchmarks

The following companies are included in our compensation benchmark groups used for our 2018 Compensation Decisions (all data from Equilar as of March 2018).

•	For our chairman and chief executive officer:

Company
ARRIS International plc
AVX Corp
BADGER METER INC
BOINGO WIRELESS INC
COMMVAULT SYSTEMS INC
CONNS INC
Coupa Software Inc
DST SYSTEMS INC
DUN & BRADSTREET CORP/NW
ENCORE WIRE CORP
ENGHOUSE SYSTEMS LTD.
EPLUS INC
ESCO TECHNOLOGIES INC
ETSY INC
FINISAR CORP
MENTOR GRAPHICS CORP
QUALYS, INC.
REALPAGE INC
SENDGRID, INC.
SHENANDOAH TELECOMMUNICATIONS CO/VA/
SYSTEMAX INC
WEST CORP

•	For our chief financial officer:

Company
2U, Inc.
8X8 INC /DE/
AMBARELLA INC
AMKOR TECHNOLOGY INC
APPFOLIO INC
APPIAN CORP
ARRIS International plc
AVX Corp
BADGER METER INC
Bankrate, Inc.
BENCHMARK ELECTRONICS INC
BLUCORA, INC.
BOINGO WIRELESS INC
BOTTOMLINE TECHNOLOGIES INC /DE/
BRADY CORP
BROADSOFT, INC.

BROOKS AUTOMATION INC
CACI INTERNATIONAL INC /DE/
CALLIDUS SOFTWARE INC
CIENA CORP
Cloudera, Inc.
COMMVAULT SYSTEMS INC
CORELOGIC, INC.
Coupa Software Inc
CRITEO S.A.
CSG SYSTEMS INTERNATIONAL INC
CUBIC CORP /DE/
DESCARTES SYSTEMS GROUP INC
DIODES INC /DEL/
DST SYSTEMS INC
DUN & BRADSTREET CORP/NW
ENCORE WIRE CORP
Endurance International Group Holdings, Inc.
ENGHOUSE SYSTEMS LTD.
EPLUS INC
ESCO TECHNOLOGIES INC
EVERTEC, Inc.
EXTREME NETWORKS INC
FARO TECHNOLOGIES INC
FIDESSA GROUP PLC
FINISAR CORP
FORESCOUT TECHNOLOGIES, INC
FORMFACTOR INC
GameStop Corp.
Groupon, Inc.
GTT Communications, Inc.
HEALTHEQUITY INC
HUBSPOT INC
II-VI INC
INFINERA Corp
INNOVIVA, INC.
INSIGHT ENTERPRISES INC
INSTRUCTURE INC
INTEGRATED DEVICE TECHNOLOGY INC
InterDigital, Inc.
INTERSIL CORP/DE
ITRON INC /WA/
J2 GLOBAL, INC.
JABIL INC
KEMET CORP
LORAL SPACE & COMMUNICATIONS INC.
MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
MANHATTAN ASSOCIATES INC
Medidata Solutions, Inc.
Mellanox Technologies, Ltd.

MERCURY SYSTEMS INC
MICROSTRATEGY INC
MongoDB, Inc.
Morningstar, Inc.
NETGEAR, INC
NEUSTAR INC
NEW RELIC INC
NOVANTA INC
OCLARO, INC.
OMNICELL, Inc
PLANTRONICS INC /CA/
PLEXUS CORP
Premier, Inc.
Presidio, Inc.
PROS HOLDINGS, INC.
Pure Storage, Inc.
Q2 Holdings, Inc.
QUEBECOR, INC.
RAMBUS INC
REALPAGE INC
SANMINA CORP
SEMTECH CORP
SENDGRID, INC.
SILICON LABORATORIES INC
SOLAREDGE TECHNOLOGIES INC
SPS COMMERCE INC
SYKES ENTERPRISES INC
SYNAPTICS INC
SYSTEMAX INC
TECH DATA CORP
TIVO CORP
TrueCar, Inc.
TTM TECHNOLOGIES INC
UNITED STATES CELLULAR CORP
VARONIS SYSTEMS INC
VERINT SYSTEMS INC
VIASAT INC
VISHAY INTERTECHNOLOGY INC
VONAGE HOLDINGS CORP
WebMD Health Corp.
WEST CORP
WORKIVA INC
XPERI CORP
ZYNGA INC

•	For our president:

Company
ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
BOX INC
DESCARTES SYSTEMS GROUP INC
DUN & BRADSTREET CORP/NW
FireEye, Inc.
HUBSPOT INC
Inovalon Holdings, Inc.
J2 GLOBAL, INC.
JABIL INC
MANTECH INTERNATIONAL CORP
MENTOR GRAPHICS CORP
Morningstar, Inc.
NEW RELIC INC
Pure Storage, Inc.
Quotient Technology Inc.
Sailpoint Technologies Holdings, Inc.
VIASAT INC
WEST CORP

•	For our chief technology officer

Company
2U, Inc.
ACI WORLDWIDE, INC.
AVX Corp
BOINGO WIRELESS INC
CABOT MICROELECTRONICS CORP
CALLIDUS SOFTWARE INC
CIENA CORP
Casa Systems Inc
Cornerstone OnDemand Inc
DUN & BRADSTREET CORP/NW
ETSY INC
FINISAR CORP
Gigamon Inc.
Gigamon Inc.
INNOVIVA, INC.
Inovalon Holdings, Inc.
MICROSTRATEGY INC
MINDBODY, Inc.
PEGASYSTEMS INC
Presidio, Inc.
Q2 Holdings, Inc.
ROGERS CORP
SILICON LABORATORIES INC
Straight Path Communications Inc.
UNITED STATES CELLULAR CORP
VISHAY INTERTECHNOLOGY INC
VONAGE HOLDINGS CORP

•	For our chief marketing officer

Company
2U, Inc.
BOINGO WIRELESS INC
BROADSOFT, INC.
CABOT MICROELECTRONICS CORP
MENTOR GRAPHICS CORP
GameStop Corp.
TrueCar, Inc.

•	For our chief product officer

Company
8X8 INC /DE/
ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Alarm.com Holdings, Inc.
BENCHMARK ELECTRONICS INC
BOINGO WIRELESS INC
CSG SYSTEMS INTERNATIONAL INC
Casa Systems Inc
DESCARTES SYSTEMS GROUP INC
FINISAR CORP
Groupon, Inc.
HEALTHEQUITY INC
INTERSIL CORP/DE
KINAXIS INC.
MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
MULESOFT, INC
NETGEAR, INC
NEW RELIC INC
PLANTRONICS INC /CA/
Q2 Holdings, Inc.
QUALYS, INC.
SILICON LABORATORIES INC
SYNAPTICS INC
UNITED STATES CELLULAR CORP
VONAGE HOLDINGS CORP
XPERI CORP

Annex C
(Non-GAAP Financial Measures)

2017 Detailed Results

2017 total revenue was $468.7 million, up 29% compared to 2016. 2017 Mailing and Shipping revenue (which includes service, product and insurance revenue but excludes Customized Postage and Other revenue) was $449.4 million, up 28% versus 2016. 2017 Customized Postage revenue was $19.2 million, up 41% versus 2016.

2017 GAAP income from operations was $163.5 million, GAAP net income was $150.6 million and GAAP net income per share was $8.19 based on 18.4 million fully diluted shares outstanding. This compares to a 2016 GAAP income from operations of $120.2 million, GAAP net income of $75.2 million and GAAP net income per share of $4.12 based on fully diluted shares outstanding of 18.3 million. 2017 GAAP income from operations, GAAP net income and GAAP income per fully diluted share increased by 36%, 100%, and 99% year-over-year, respectively.

2017 GAAP income from operations included $40.8 million of non-cash stock-based compensation expense, $16.0 million of non-cash amortization of acquired intangibles, $6.0 million of executive consulting expense, and $1.9 million of one-time insurance proceeds relating to a prior legal settlement. 2017 GAAP net income also included $374 thousand of non-cash amortization of debt issuance costs. 2017 GAAP income tax expense was $9.6 million and non-GAAP income tax expense was $13.3 million resulting in a non-GAAP tax expense adjustment of $3.7 million. The non-GAAP tax expense adjustment primarily reflects the tax impact from higher non-GAAP income as compared to GAAP income at the effective tax rate for fiscal 2017. See the sections later in this press release entitled “About Non-GAAP Financial Measures” for more information on how non-GAAP taxes are calculated. Excluding the non-cash stock-based compensation expense, non-cash amortization of acquired intangibles, executive consulting expense, and one-time insurance proceeds, 2017 non-GAAP income from operations was $224.5 million. Also excluding non-cash amortization of debt issuance costs and including the non-GAAP tax expense adjustment, 2017 non-GAAP adjusted income was $208.2 million or $11.33 per share based on 18.4 million fully diluted shares outstanding.

2016 GAAP income from operations included $33.9 million of non-cash stock-based compensation expense, $14.6 million of non-cash amortization of acquired intangibles, and $1.1 million of expenses related to the ShippingEasy acquisition. 2016 GAAP net income also included $374 thousand of non-cash amortization of debt issuance costs and $33.6 million of non-cash income tax expense. Excluding the non-cash stock-based compensation expense, non-cash amortization of acquired intangibles, and acquisition related expenses, 2016 non-GAAP income from operations was $169.8 million. Also excluding non-cash amortization of debt issuance costs and non-cash income tax expense, 2016 non-GAAP adjusted income was $158.8 million or $8.70 per share based on 18.3 million fully diluted shares outstanding.

Non-GAAP income from operations, non-GAAP adjusted income and non-GAAP adjusted income per share are described further in the “About Non-GAAP Financial Measures” section of this Annex C and are reconciled to the corresponding GAAP measures in the following tables (unaudited):

Reconciliation of Non-GAAP to GAAP Financial Measures (2017)

For the Year Ended December 31, 2017		Stock-Based	Intangible	Executive	One-time	Debt
All amounts in millions except	GAAP	Compen-sation	Amorti-zation	Consulting	Insurance	Amorti-zation	Income Tax	Non-GAAP
per share data:	Amounts	Expense	Expense	Expenses	Proceeds	Expense	Adjustments	Amounts

Cost of Revenues	$ 79.23	$ 1.77	0	0	0	0	0	$ 77.45
Research & Development	46.21	9.03	0	0	0	0	0	37.17
Sales & Marketing	91.22	7.29	0	0	0	0	0	83.93
General & Administrative	88.55	22.73	15.99	6.00	(1.86)	0	0	45.68
Total Expenses	305.21	40.83	15.99	6.00	(1.86)	0	0	244.24

Income (Loss) from Operations	163.50	(40.83)	(15.99)	(6.00)	1.86	0	0	224.46

Interest and Other Income (Loss)	(3.26)	0	0	0	0	(0.37)	0	(2.88)

Benefit (Expense) for Income Taxes	(9.65)	0	0	0	0	0	3.69	(13.34)

Adjusted Income (Loss)	150.60	(40.83)	(15.99)	(6.00)	1.86	(0.37)	3.69	208.24

On a diluted per share basis	$ 8.19	$ (2.22)	$ (0.87)	$ (0.33)	$ 0.10	$ (0.02)	$ 0.20	$ 11.33

Reconciliation of Non-GAAP to GAAP Financial Measures (2016)

For the Year Ended		Stock-Based	Intangible	Acquisition	Debt	Income Tax
December 31, 2016 All amounts in millions	GAAP	Compen-sation	Amorti-zation	Related	Amorti-zation	Benefit	Non-GAAP
except per share data:	Amounts	Expense	Expense	Expenses	Expense	(Expense)	Amounts

Cost of Revenues	$ 62.97	$ 1.83	0	0	0	0	$ 61.14
Research & Development	35.16	6.63	0	0	0	0	28.52
Sales & Marketing	78.83	7.19	0	0	0	0	71.64
General & Administrative	67.12	18.29	14.56	1.08	0	0	33.20
Total Expenses	244.08	33.95	14.56	1.08	0	0	194.50

Income (Loss) from Operations	120.22	(33.95)	(14.56)	(1.08)	0	0	169.80

Interest and Other Income (Loss)	(3.25)	0	0	0	(0.37)	0	(2.87)

Benefit (Expense) for Income Taxes*	(41.74)	0	0	0	0	(33.62)	(8.12)

Adjusted Income (Loss)	75.23	(33.95)	(14.56)	(1.08)	(0.37)	(33.62)	158.81

On a diluted per share basis	$ 4.12	$ (1.86)	$ (0.80)	$ (0.06)	$ (0.02)	$ (1.84)	$ 8.70

* For 2016, the Company incurred approximately $33.6 million in deferred income tax expense based on its GAAP income measures. In addition, the Company would have incurred an additional approximately $14 million of deferred income tax expense based on its non-GAAP income measures.

2017 GAAP Net Income and Non-GAAP Adjusted EBITDA

2017 GAAP net income was $150.6 million, up 100% compared to $75.2 million in 2016.

2017 non-GAAP adjusted EBITDA was $229.9 million, up 32% compared to $174.4 million in 2016.

Adjusted EBITDA is a non-GAAP financial measure which is described further in the “About Non-GAAP Financial Measures” section of this Annex C and is reconciled to GAAP net income in the following table (unaudited):

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Unaudited)

	Twelve Months ended
All amounts in millions	December 31,
	2017	2016

GAAP Net Income (Loss)	$150.60	$75.23

Depreciation and Amortization expense	$21.44	$19.17
Interest & Other Expense (Income), net	$3.26	$3.25
Income Tax Expense (Benefit), net	$9.65	$41.74

Stock-based Compensation Expense	$40.83	$33.95
Executive Consulting Expense	$6.00	$ --
One-time Insurance Expense (Proceeds)	($1.86)	$ --
Acquisition Related Expenses	$ --	$1.08

Adjusted EBITDA	$ 229.92	$ 174.41

About Non-GAAP Financial Measures

To supplement the Stamps.com Inc.’s (the “Company’s”) condensed consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income from operations, non-GAAP adjusted income, non-GAAP adjusted income per fully diluted share and adjusted EBITDA. Non-GAAP adjusted income per fully diluted share is calculated as adjusted non-GAAP net income divided by fully diluted shares. Prior to the second quarter 2016, the Company referred to non-GAAP adjusted income as non-GAAP net income. Adjusted EBITDA as calculated by the Company represents earnings before interest and other expense, net, interest and other income, net, income tax expense or benefit, depreciation and amortization and excludes certain items, such as stock-based compensation expense (described in the Company’s press release issued on February 21, 2018 and exhibited to the Company’s Current Report on Form 8-K filed on February 22, 2018), used to reconcile GAAP to non-GAAP income from operations. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP financial measures may differ from similarly titled measures used by other companies. Reconciliation of non-GAAP financial measures used in this Proxy Statement to the corresponding GAAP measures can be found in the financial tables in this Annex C.

Non-GAAP financial measures are provided to enhance investors’ overall understanding of the Company’s financial performance and prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes the non-GAAP measures that exclude certain non-cash items including stock-based compensation expense, amortization of acquired intangibles, amortization of debt issuance costs, contingent consideration charges and income tax adjustments, and exclude certain expenses such as acquisition related expenses and litigation settlement expenses, provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be reflective of core business operating results. The Company believes that non-GAAP financial measures, when viewed with GAAP results and the accompanying reconciliation, enhance the comparability of results against prior periods and allow for greater transparency of financial results. Management uses non-GAAP financial measures in making financial, operating, compensation and planning decisions. The Company believes non-GAAP financial measures facilitate management and investors comparison of the Company’s financial performance to that of prior periods as well as trend analysis over time.

ANNEX D
(Stamps.com Inc. 2010 Equity Incentive Plan and the
2014 Amendment and
2016 Amendment thereto)

STAMPS.COM INC.
2010 EQUITY INCENTIVE PLAN

1.    PURPOSE.
The purposes of this Plan are to attract, motivate, and retain Employees, Directors, and Consultants of Stamps.com Inc. and its Subsidiaries; to offer selected Employees, Directors, and Consultants the opportunity to acquire proprietary interests in the Company by purchasing or receiving shares of the Company's Stock or other similar rights; and to promote the success of the Company. This Plan provides for the grant of Nonstatutory Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units. This Plan also is intended to provide shares of Stock for Awards granted to Employees, Consultants and Directors under other compensation plans offered by the Company and its Subsidiaries.

2.    DEFINITIONS.

“Affiliated SAR” means a SAR granted in connection with an Option such that the exercise of the Option does not cancel the SAR, but rather results in the exercise of the SAR.

“Applicable Laws” means the requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange or quotation system on which the Stock is listed or quoted, and other similar laws.

“Award” means, individually or collectively, a grant under this Plan of Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under this Plan. The Award Agreement is subject to the terms and conditions of this Plan and shall include, among other things, the following information, if applicable to the Award: (i) Exercise Price, (ii) number of shares of Stock or Stock equivalents, (iii) exercise schedule, (iv) vesting schedule, (v) restrictions, (vi) dates and conditions for lapse of restrictions, and (vii) expiration dates.

“Board” means the Board of Directors of the Company.

“Cause” means (A) if the Participant is a party to an employment or other similar service agreement with the Company (a “Service Agreement”), and “cause” is defined therein, such definition, or (B) if the Participant is not party to a Service Agreement or the Participant's Service Agreement does not define “cause”, then Cause means any of the following:
(i) the Participant's material breach of his fiduciary duty to the Company,
(ii) the Participant's indictment (or equivalent) for a felony or other serious crime, or
(iii) the Participant's commission of a wrongful act that would make the continuance of his employment by the Company detrimental to the Company.

“Change in Control” means the first to occur of any of the following events:
(i) The date on which any one person or entity, or more than one person or entity acting as a group, becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the capital stock of the Company entitled to vote in the election of Directors, other than a group of two or more persons or entities not (A) acting in concert for the purpose of acquiring, holding or disposing of such stock or (B) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over the Company that requires the reporting of any change in control. The acquisition of additional Stock by any person or entity who immediately prior to such acquisition already is the beneficial owner of more than fifty percent (50%) of the Stock of the Company entitled to vote in the election of Directors is not a Change in Control.

(ii) During any period of not more than twenty four (24) consecutive months during which the Company continues in existence, not including any period prior to the effective date of this Plan, individuals who, at the beginning of such period, constitute the Board, and any new Director (other than a Director designated by a person or entity who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this definition of `Change in Control`) whose appointment to the Board or nomination for election to the Board was approved by a vote of a majority of the Directors then still in office, either were Directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.
(iii) The date on which any one person or entity, or more than one person or entity acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person(s) or entity(ies)) assets from the Company that have a total gross fair market value greater than 50% of the total gross fair market value of all of the Company's assets immediately before the acquisition or acquisitions; provided, however, transfer of assets that otherwise would satisfy the requirements of this subsection (iii) will not be treated as a Change in Control if the assets are transferred to:
(A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
(B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;
(C) a person or entity, or more than one person or entity acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or
(D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly by a person or entity, or more than one person or entity acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company.
If the Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, then to the extent required (i) the event constituting a Change in Control is intended to constitute a “change in ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company as such terms are defined for purposes of Section 409A of the Code and (ii) “Change in Control” as used herein shall be interpreted consistently therewith.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee or subcommittee of the Board, described in Section 4.1, or in the absence of such a committee, the Board.

“Company” means Stamps.com Inc., a Delaware corporation.

“Consultant” means any individual or entity, other than an Employee or Director, who provides services to the Company or a Subsidiary in the capacity of an advisor or consultant.

“Director” means a member of the Board.

“Disability” means a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and that:
(i) renders the Participant unable to engage in any substantial gainful activity; or
(ii) results in the Participant receiving income replacement benefits for a period of not less than three (3) months under any policy of long-term disability insurance maintained by the Company for the benefit of its employees.
Disability shall be interpreted in a manner consistent with Section 409A of the Code and shall be determined by the Committee in its sole discretion, after consideration of such evidence as it may require, including a report or reports of such physician or physicians as the Committee may designate.
“Domestic Relations Order” means a “domestic relations order” as defined in Section 414(p)(1)(B) of the Code.
“Employee” means any individual employed by the Company or by a Subsidiary and reflected as an employee on a payroll of the Company or of a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the amount specified per share of Stock, at which Stock may be purchased on exercise of an Option or above which payment is to be made on exercise of a Stock Appreciation Right, in each case as specified by the Committee in the applicable Award Agreement.

“Fair Market Value” of the Stock on any given date under this Plan shall be determined as follows:
(i) If the Stock is at the time readily tradable on an established securities market, then the fair market value shall be the closing selling price per share of the Stock on the date of determination on the securities market determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape transactions on such market. If there is no reported sale of the Stock on such market on the date of determination, then the fair market value shall be the closing price on such market on the last preceding date for which such quotation exists; or
(ii) If the Stock is at the time not readily tradable on an established securities market, then the fair market value shall be determined by the Committee by the reasonable application of a reasonable valuation method, taking into account such considerations as may be applicable for purposes of or specified in Section 409A of the Code and Treasury Regulations thereunder.

“Freestanding SAR” means a SAR granted as an independent Award and not granted in connection with an Option.

“Grant Date” means, with respect to an Award, the date of the Committee action granting the Award or such later date as is specified in the Award Agreement.

“Grantee” means an individual who holds a Restricted Stock Award, RSU Award or Stock Appreciation Right Award.

“Incentive Stock Option” or “ISO” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Option” means a stock option not described in Section 422(b) or 423(b) of the Code.

“Option” means an ISO or Nonstatutory Option granted under this Plan and entitling the holder to purchase shares of Stock.

“Optionee” means an individual or entity that holds an Option.

“Other Incentive Plan” means any short-term or long-term bonus or other incentive compensation plan offered by the Company or a Subsidiary, through which the Company or the Subsidiary may pay benefits in Awards or shares of Stock under this Plan.

“Outside Director” means a Director who is not an Employee and who is an “outside director” within the meaning of Section 162(m) of the Code.

“Participant” means the holder of an outstanding Award.

“Performance-Based Award” means an Award granted pursuant to Section 7, 8, 9 or 10, but that is subject to the terms and conditions set forth in Section 11. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

“Performance Criteria” means the factor or factors utilized by the Committee in establishing the Performance Goals applicable to an Award, from among the following measures:
(i) revenue;
(ii) gross profit or margin;
(iii) operating profit or margin;
(iv) earnings before or after interest, taxes, depreciation, and/or amortization;
(v) net earnings or net income (before or after taxes);
(vi) earnings per share;
(vii) share price (including, but not limited to, growth measures and total stockholder return);
(viii) cost reduction or savings;

(ix) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);
(x) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);
(xi) productivity ratios or other metrics;
(xii) performance against budget;
(xiii) market share;
(xiv) working capital targets;
(xv) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital);
(xvi) financial ratio metrics; and
(xvii) organizational/transformation metrics.
The Performance Criteria utilized may differ from Participant to Participant and from Award to Award. Any Performance Criteria, or any combination thereof, may be used to measure the performance of the Company or any Subsidiary, as a whole, or any business unit of the Company, or any Subsidiary, as the Committee deems appropriate. Performance Criteria may be measured in absolute terms or may be compared to (i) the performance of a group of comparative companies, (ii) a published or special index that the Committee deems appropriate, (iii) with respect to return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue), various stock market indices and/or (iv) other benchmarks approved by the Committee.

“Performance Goals” means the goals established in writing by the Committee for a Performance Period based upon Performance Criteria selected by the Committee. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

“Plan” means this Stamps.com Inc. 2010 Equity Incentive Plan, as it may be amended from time to time.

“Qualified Performance-Based Compensation” means any compensation that is “payable solely on account of the attainment of one or more performance goals” as described in and meeting the requirements of Section 162(m)(4)(C) of the Code.
“Restricted Stock” means an Award granted pursuant to Section 9 of shares of Stock subject to conditions or restrictions set by the Committee.

“Restricted Stock Unit” or “RSU” means an Award granted pursuant to Section 10 to receive Stock or the economic equivalent of Stock subject to conditions or restrictions set by the Committee, without the issuance of Stock at the time of grant.

“Stock” means the common stock of the Company.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 8 to receive the appreciation in the Fair Market Value of Stock following the Grant Date, which may be granted alone (as a Freestanding SAR) or in connection with a related Option (as either an Affiliated SAR or a Tandem SAR).

“Subsidiary” means any corporation in which the Company and/or one or more other Subsidiaries own fifty percent (50%) or more of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of this Plan shall be considered a Subsidiary commencing as of the date such status is attained.

“Tandem SAR” means a SAR granted in connection with a related Option such that the exercise of the SAR requires the surrender of the related Option and the exercise of the related Option requires the surrender of the SAR.

“Termination of Service” means (i) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary from the Company, but excluding any such termination where there is a simultaneous commencement or continuation of status as a Consultant or as a Director; (ii) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous commencement or continuation of status as an Employee or as a Director; and (iii) in the case of a Director, a cessation of the Director's service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, or non-reelection to the Board, but excluding any such termination where there is a simultaneous commencement or continuation of status as an Employee or as a Consultant. A transfer in employment or other service relationship from the Company to a Subsidiary or from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a Termination of Service. With respect to any Award that may provide for nonqualified deferred compensation subject to Section 409A of the Code, whether Termination of Service has occurred shall be determined based on whether the facts and circumstances indicate that the Company and the Employee, Director or Consultant reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services the Employee, Director or Consultant would perform after such date would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding 36 months (or the full period of service if less than thirty six (36) months), and such determination shall be made in accordance with Section 409A of the Code and the Treasury Regulations thereunder.

“Year” means a fiscal year of the Company.

3.    STOCK SUBJECT TO PLAN; LIMITATIONS.
3.1.  Maximum Plan Shares. The maximum aggregate number of shares of Stock and Stock equivalents reserved and available for the grant of Awards under this Plan is three million five hundred thousand (3,500,000) shares, calculated in accordance with Section 3.2. For purposes of this limitation, the shares of Stock and Stock equivalents underlying any Awards that expire unexercised or that are forfeited, canceled, reacquired by the Company at cost, satisfied without the issuance of Stock or payment of cash, or otherwise terminated (other than by exercise) shall be added back to the shares of Stock and Stock equivalents available for grant under this Plan. Shares of Stock and Stock equivalents (i) tendered by a Participant to pay the exercise price of an Award, (ii) withheld by the Company for taxes or (iii) repurchased by the Company with any cash proceeds from option exercises shall notbe added back to the shares of Stock and Stock equivalents available for grant under this Plan. Stock-settled SARs are counted on a gross and not a net basis. The shares of Stock available for issuance under this Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
3.2.  Effect of Awards. For purposes of determining the number of shares of Stock and Stock equivalents available for issuance under Section 3.1, the impact of any Awards shall be determined by multiplying the number of shares of Stock or Stock equivalents underlying such grant by the multiplier below:

Type of Award	Multiplier
Award of Restricted Stock or Restricted Stock Units that delivers the full value of the underlying shares of Stock	2.0
Award of Options or Stock Appreciation Rights that delivers the value of the underlying shares of Stock in excess of 100% of the Fair Market Value of the underlying shares of Stock (e.g., Options with an exercise price of at least 100% of such price) on the date of grant	1.0

3.3.  Individual Award Limitations. In addition to the overall limitations set forth in Section 3.1, Awards granted to any one Participant during any one calendar year period shall not exceed seven hundred thousand (700,000) shares of Stock and Stock equivalents.

3.4.  No Double Counting Tandem SARs. For purposes of the limitations set forth in Sections 3.1 and 3.3, the shares of Stock and Stock equivalents subject to a Tandem SAR and its related Option shall be counted only once.

4.    ADMINISTRATION.

4.1.  Establishment of Committee. The Board shall have the authority to administer this Plan, but may delegate its administrative powers under this Plan, in whole or in part, to a committee of the Board or to a subcommittee of any such committee of the Board.

4.2.  Committee Procedures. The Board (or in absence of action by the Board, the Committee)shall designate one of the members of each Committee as chairman. Any such Committee may hold meetings at such times and places as its chairman or a majority of the members of the Committee shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

4.3.  Section 162(m) Committee. Any Awards that are intended to be Qualified Performance-Based Compensation shall be granted and, as it relates to such Awards, this Plan shall be administered by a Committee of two or more Outside Directors.

4.4.  Rule 16b-3 Committee. Any Awards to Participants who are subject to Section 16 of the Exchange Act shall be granted and, as it relates to such Awards, this Plan shall be administered by a Committee of two or more members of the Board who qualify as “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act, and such Awards shall be structured to satisfy the requirements for exemption under Rule 16b-3 under the Exchange Act.

4.5.  Committee Responsibilities. Subject to the provisions of this Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret this Plan and to apply its provisions;

(ii)	To adopt, amend, or rescind rules, procedures, agreements and forms relating to this Plan;

(iii)	To authorize any person to execute, on behalf of the Company, any instrument (including, but not limited to any Award Agreement) required to carry out the purposes of this Plan;

(iv)	To determine when Awards are to be granted under this Plan;

(v)	To select the Participants;
(vi)	To determine the number of shares of Stock or Stock equivalents to be made subject to each Award;

(vii)
To prescribe the terms and conditions (including vesting and acceleration) of each Option and SAR on the Grant Date, including (without limitation) the Exercise Price, to determine whether each such Option is to be classified as an ISO or as a Nonstatutory Option, to determine whether each such SAR is to be settled in Stock or in cash, and to specify the provisions of the Award Agreement relating to such Option or SAR;

(viii)
To prescribe the terms and conditions (including vesting and acceleration) of each Restricted Stock Award and RSU Award on the Grant Date, including (without limitation) restrictions (if any), to specify whether each such Restricted Stock Awards and RSU Award is to be settled in Stock or in cash, and to specify the provisions of the Award Agreement relating to such Restricted Stock Award or RSU Award;

(ix)
To amend any outstanding Award Agreement (including vesting and acceleration), subject to applicable legal restrictions, the provisions of this Plan and the terms and conditions of such Award Agreement;

(x)	To prescribe the consideration for the grant of each Award under this Plan and to determine the sufficiency of such consideration; and

(xi)	To take any other actions deemed necessary or advisable for the administration of this Plan.

4.6.  Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company, to the fullest extent permitted by law, against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

5.    ELIGIBILITY.

5.1.  General Rules. Employees, Consultants and Directors shall be eligible for the grant of Awards as designated by the Committee. However, Consultants and Directors who are not also Employees shall not be eligible for the grant of ISOs.

5.2.  Ten-Percent Stockholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless:

(i)	The Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date; and

(ii)	Such ISO by its terms is not exercisable after the expiration of five (5) years from the Grant Date.

5.3.  Stock Ownership. For purposes of Section 5.2, in determining an Employee's stock ownership, the attribution rules of Section 424(d) of the Code shall apply. For purposes of Section 5.2, “outstanding stock” shall be determined under the rules pertaining to Section 422(b) of the Code and shall include all Stock actually issued and outstanding immediately after the grant, including Restricted Stock, but shall not include shares of Stock authorized for issuance under any Option that has not been exercised.

6.    MODIFICATIONS AND RESTRICTIONS.

6.1.  Amendment, Modification, Extension and Renewal of Awards. Within the limitations of this Plan, and subject to Section 6.2, the Committee may amend, modify, extend or renew outstanding Awards or may cancel or accept the cancellation of outstanding Awards in return for the grant of new Awards at the same or a different price. The foregoing notwithstanding, no amendment or modification of an Award shall, without the consent of the Participant, impair the Participant's rights or increase his or her obligations under such Award. A change in the tax consequences of an Award shall not be considered an impairment of rights or an increase in obligations under the Award.

6.2.  Restriction on Repricing of Options and SARs. Subject to Section 15.1, no outstanding Option or SAR shall be amended to reduce its Exercise Price or cancelled and replaced with a new Award (of the same type or of any different type) having a lower Exercise Price (or other purchase price) for any reason, without the prior approval of the Company's stockholders entitled to vote at a meeting of stockholders.

6.3.  No Reload Options or SARs. No Option or SAR shall provide for the automatic grant of replacement or reload Options or SARs upon the Optionee or Grantee exercising the Option or SAR and paying the Exercise Price by tendering shares of Stock, net exercise or otherwise.

7.    OPTIONS.

7.1.  Nature of Options. An Option is an Award entitling the Participant to purchase shares of Stock at the Exercise Price set on the Grant Date. Options granted under this Plan may be either ISOs or Nonstatutory Stock Options. However, notwithstanding any designation of an Option as an ISO, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which the Option and any previously granted Options (and any other previously granted options to acquire Stock under all other plans of the Company) are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, the Option shall be treated as a Nonstatutory Option. Options may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.

7.2.  Exercise Price. The Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date, or such higher amount as is provided in Section 5.2 with respect to specified ISOs.

7.3.  Exercisability. The exercise schedule of each Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement; provided however, that in the event of the Optionee's Termination of Service, the Option shall be exercisable only to the extent the Option was exercisable on the date of such Termination of Service, unless otherwise specified in the Award Agreement.

7.4.  Term. The term of each Option shall not exceed ten (10) years from the Grant Date. Subject to the preceding sentence, the Committee in its sole discretion shall determine and specify in the Award Agreement the date on which an Option is to expire. In the event of an Optionee's Termination of Service:

(i)
As a result of such Optionee's death or Disability, the Option shall expire twelve (12) months (or such other period specified in the Award Agreement) after such death or Disability, but not later than the original expiration date specified in the Award Agreement.

(ii)
By the Company for Cause, the Option shall expire immediately after the Company's notice or advice of such Termination of Service is dispatched to the Optionee, but not later than the original expiration date specified in the Award Agreement.

(iii)
For any reason other than the Optionee's death or Disability or by the Company for Cause (except in connection with the events specified in Section 16, which will be governed by that section), the Option shall expire ninety (90) calendar days (or such other period specified in the Award Agreement) after such Termination of Service, but not later than the original expiration date specified in the Award Agreement.

7.5.  No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any shares of Stock covered by his or her Option until the issuance of a stock certificate for such shares of Stock.

8.    STOCK APPRECIATION RIGHTS.

8.1.  Nature of a SAR. A SAR is an Award entitling the Grantee to receive shares of Stock, cash, or a combination thereof, which shall be determined by the Committee on the Grant Date and set forth in the Award Agreement, having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the per share Exercise Price set by the Committee on the Grant Date. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. SARs may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.

8.2.  Exercise Price. The Exercise Price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date. The Exercise Price of a Tandem SAR or an Affiliated SAR shall equal the Exercise Price of the related Option.

8.3.  Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem

SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the amount of the payout with respect to the Tandem SAR shall be no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the shares of Stock subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the shares of Stock subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

8.4.  Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of shares of Stock subject to the related Option.

8.5.  Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

8.6.  Term. The term of each SAR shall not exceed ten (10) years from the Grant Date. Subject to the preceding sentence, the Committee in its sole discretion shall determine and specify in the Award Agreement the date on which the SAR is to expire. In the event of a Participant's Termination of Service:

(i)
As a result of such Participant's death or Disability, the SAR shall expire twelve (12) months (or such other period specified in the Award Agreement) after such death or Disability, but not later than the original expiration date specified in the Award Agreement.

(ii)
By the Company for Cause, the SAR shall expire immediately after the Company's notice or advice of such Termination of Service is dispatched to the Participant, but not later than the original expiration date specified in the Award Agreement.

(iii)
For any reason other than the Participant's death or Disability or by the Company for Cause (except in connection with the events specified in Section 16, which will be governed by that section), the Option shall expire ninety (90) calendar days (or such other period specified in the Award Agreement) after such Termination of Service, but not later than the original expiration date specified in the Award Agreement.

8.7.  No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any shares of Stock covered by his or her SAR until the issuance of a stock certificate for such shares of Stock.

9.    RESTRICTED STOCK.

9.1.  Nature of a Restricted Stock Award. A Restricted Stock Award is an Award of shares of Stock subject to such restrictions and conditions, at a purchase price, if any, and for such consideration, all as the Committee shall determine on the Grant Date. Restricted Stock issuances may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.

9.2.  Restrictions. The Committee shall determine at the time of grant, and shall specify in the Award Agreement, the restrictions on the Restricted Stock and the date(s) on which the restrictions shall lapse or the Performance Goals that are to be met to cause such restrictions to lapse. The conditions for lapse of any restrictions, and whether such conditions have been met, shall be determined by the Committee in its sole discretion.

9.3.  Escrow of Restricted Stock. Until all restrictions have lapsed or been removed, the Secretary, or such other escrow holder as the Committee may appoint, shall retain custody of any certificates representing the Restricted Stock subject to the Award; provided, however, that in no event shall the Grantee have physical custody of any certificates representing shares of Restricted Stock awarded to him or her until all restrictions thereon have lapsed or been removed.

9.4.  Termination of Service. In the event of Grantee's Termination of Service:

(i)
As a result of Grantee's death or Disability, then, except as otherwise specified in the Award Agreement, the restrictions on the Restricted Stock subject to the Award shall lapse as to a pro rata portion of the shares of such Restricted Stock (net of any shares as to which the restrictions previously have lapsed), with such pro rata portion based on the ratio of the number of days between the Grant Date and the date of Termination of Service to the number of days between the Grant Date and the date on which all such restrictions were scheduled to lapse under the Award Agreement. In such event, the Grantee shall forfeit the balance of such Restricted Stock as to which the restrictions have not yet lapsed, and the Restricted Stock so forfeited shall be returned to the Company.

(ii)
By the Company for Cause, or as a result of any other event not specified in Section 9.4(i) (except in connection with the events specified in Section 16, which will be governed by that section), the portion of the Restricted Stock Award for which the restrictions have not lapsed as of the Termination of Service shall be forfeited immediately after the Company's notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason, except as otherwise specified in the Award Agreement.

9.5.  No Fractional Shares. In determining the number of shares of Restricted Stock for which the restrictions have lapsed, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned at such time as all restrictions lapse.

9.6.  Rights as Stockholder. Upon delivery of the Restricted Stock to the escrow holder or other action taken by the Committee pursuant to Section 9.3), the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, subject to the restrictions and the Award Agreement, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any additional shares of Restricted Stock to which Grantee shall be entitled as a result of stock dividends, stock splits, or any other form of recapitalization in respect of shares of Stock subject to restrictions shall also be subject to the restrictions until the restrictions on the underlying shares of Stock lapse.

10.    RESTRICTED STOCK UNITS.
10.1.  Nature of a Restricted Stock Unit. A Restricted Stock Unit is an Award entitling the Grantee to receive shares of Stock or the cash equivalent of the shares of Stock at a future date, subject to restrictions and conditions. The Committee shall determine on the Grant Date and shall specify in the Award Agreement for each Award of Restricted Stock Units whether the Award is to be settled in Stock or in cash and the consideration to be provided by the Grantee for such Award. Such Restricted Stock Unit issuances may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.
10.2.  Restrictions. The Committee shall determine at the time of grant, and shall specify in the Award Agreement, the restrictions on the Restricted Stock Units and the date(s) on which the restrictions shall lapse or the Performance Goals that are to be met to cause such restrictions to lapse. The conditions for lapse of any restrictions, and whether such conditions have been met, shall be determined by the Committee in its sole discretion.
10.3.  Form and Timing of Payment of Restricted Stock Units. Payment of Restricted Stock Units will be made as soon as practicable after the lapse of the restrictions.

10.4.  Termination of Service. In the event of Grantee's Termination of Service:

(i)
As a result of Grantee's death or Disability, then, except as otherwise specified in the Award Agreement, the restrictions on the shares of Stock or Stock equivalents subject to the Restricted Stock Units shall lapse as to a pro rata portion of such Restricted Stock Units (net of any Restricted Stock Units as to which the restrictions previously have lapsed), with such pro rata portion based on the ratio of the number of days between the Grant Date and the date of Termination of Service to the number of days between the Grant Date and the date on which all such restrictions were scheduled to lapse under the Award Agreement. In such event, the Grantee shall forfeit the right to earn the balance of such Restricted Stock Units as to which the restrictions have not yet lapsed.

(ii)
By the Company for Cause, or as a result of any other event not specified in Section 10.4(i) (except in connection with the events specified in Section 16, which will be governed by that section), the portion of the Restricted Stock Units for which the restrictions have not lapsed as of the Termination of Service shall be forfeited immediately after the Company's notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason, except as otherwise specified in the Award Agreement.

11. PERFORMANCE-BASED AWARDS

11.1.  Nature of Performance-Based Awards. The purpose of this Section 11 is to provide the Committee the ability to qualify Awards as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to an Employee, the provisions of this Section 11 shall control over any contrary provision contained in Sections 7, 8, 9 and 10; provided, however, that the Committee may in its discretion grant Awards to Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 11.

11.2.  Applicability. This Section 11 shall apply only to those Employees selected by the Committee to receive Performance-Based Awards. The designation of an Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award. Moreover, designation of an Employee as a Participant for a particular Performance Period shall not require designation of such Employee as a Participant in any subsequent Performance Period and designation of one Employee as a Participant shall not require designation of any other Employees as a Participant in such period or in any other period.

11.3.  Procedures With Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award that may be granted to one or more Employees, no later than ninety (90) calendar days following the commencement of any Year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, that may be earned for such Performance Period, and (iv) specify the relationship between the Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Employee for such Performance Period. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs or other executive termination costs; extraordinary items (as defined in generally accepted accounting principles or any successor thereto); acquisitions or divestitures, including asset sales; the positive or negative impact of foreign exchange movements; stock-based compensation expense; in-process research and development expenses related to acquisitions; acquired intangible asset amortization; integration and other one-time expenditures or other adjustments related to acquisitions; material acquisition costs; merger costs, including severance, lease and other facility costs of the acquired company; gains or losses associated with either the repurchase or potential settlement of any or all of the Company's outstanding debt or convertible debt instruments; and/or the positive or negative impacts associated with the implementation of International Financial Reporting Standards. Following the completion of each Performance Period, the Committee, in its sole discretion, shall determine whether the applicable Performance Goals have been achieved for such Performance Period and shall certify such determination in writing. In determining the amount earned by an Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

11.4.  Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole discretion, such reduction or elimination is appropriate.

11.5.  Additional Limitations. Notwithstanding any other provision of this Plan, any Award that is granted to an Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as Qualified Performance-Based Compensation under Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

12.    SUBSTITUTE AWARDS AND COMBINED AWARDS.

12.1.  Substitute Awards. If the Company or a Subsidiary at any time should succeed to the business of another corporation or other entity through merger or consolidation, or through the acquisition of stock (or other ownership interests) or assets of such other corporation or other entity, Awards may be granted under this Plan (“Substitute Awards”) in substitution of awards previously granted by such other corporation or other entity with respect to shares of its stock (or other ownership interests), which awards are outstanding at the date of the succession (“Surrendered Awards”). The Committee shall have discretion to determine the extent to which such Substitute Awards shall be granted, the persons to receive such Substitute Awards, the number of shares of Stock or their economic equivalent to be subject to such Substitute Awards, and the terms, conditions and restrictions of such Substitute Awards, which shall, to the extent permissible within the terms and conditions of this Plan, be equivalent to the terms, conditions and restrictions of the Surrendered Awards. The Exercise Price of any Substitute Award that is an Option or a SAR may be determined without regard to Sections 7.2 and 8.2; provided however, that the Exercise Price of each such Substitute Award shall be an amount such that, in the sole and absolute judgment of the Committee (and if the Substitute Award is to be an ISO, in compliance with Section 424(a) of the Code), the economic benefit provided by such Substitute Award is not greater than the economic benefit represented by the Surrendered Award as of the date of the succession.

12.2.  Combined Awards. The Company may provide for payment to an Employee, Director, or Consultant of an amount earned under an Other Incentive Plan in the form of Stock or other Award under this Plan. In such case, the conditions and restrictions on the Award may be set under such Other Incentive Plan, which Award will be treated as a combined award under this Plan and the Other Incentive Plan, and the shares of Stock and Stock equivalents provided under Section 3 of this Plan shall be available to satisfy any payment of shares of Stock or Stock equivalents required or permitted under the Other Incentive Plan award.

13.    NON-TRANSFERABILITY OF AWARDS.
All Awards under this Plan shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order. During the lifetime of a Participant, Options and SARs granted to him or her under this Plan shall be exercisable only by him or her except as otherwise determined by the Committee and specified in the Award Agreement. Notwithstanding the forgoing and excluding ISOs, the Committee may provide in an Award Agreement that a Participant may transfer, without consideration for the transfer, such Award to the Participant's immediate family members, to trusts for the benefit of the Participant and such immediate family members, to partnerships in which the Participant and such immediate family members are the only partners, or to charitable organizations, provided that transferee agrees in writing to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement.

14.    PAYMENT FOR SHARES OF STOCK.
14.1.  General Rule. The entire consideration for shares of Stock issued under this Plan shall be payable in lawful money of the United States of America at the time when such shares of Stock are purchased, except as follows:

(i)
Options. Payment of the Exercise Price of an Option shall be made pursuant to the express provisions of the applicable Award Agreement. However, the Committee (in its sole discretion) may specify in the Award Agreement that payment may (either with or without Committee approval) be made pursuant to Sections 14.2, 14.3 or 14.4, or any combination thereof.

(ii)
Restricted Stock Awards and RSU Awards. Payment (if any) for Restricted Stock and RSUs shall be made pursuant to the express provisions of the applicable Award Agreement, as determined by the Committee in its sole discretion.

14.2.  Surrender of Stock. To the extent that this Section 14.2 is applicable, payment may be made all or in part with shares of Stock that are owned by the Optionee or his or her representative and that are surrendered to the Company in good form for transfer. Such shares of Stock shall be valued at their Fair Market Value on the date when the new shares of Stock are purchased under this Plan.

14.3.  Exercise/Sale (“Cashless Exercise”). To the extent that this Section 14.3 is applicable, payment may be made by the delivery of an irrevocable direction to a securities broker, acceptable to the Company, to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price of the Option.

14.4.  Net Share Exercise. To the extent that this Section 14.4 is applicable, payment may be made by holding back from the shares of Stock to be issued upon exercise of an Option that number of shares of Stock having a Fair Market Value equal to the minimum amount required to satisfy the Exercise Price (the Fair Market Value of the shares of Stock to be held back shall be determined on the date that the Option is exercised by the Optionee).

15.    ADJUSTMENT OF STOCK.
15.1.  General. In the event of: a subdivision of the outstanding Stock; a declaration of a dividend payable in shares of Stock; a declaration of a dividend payable in a form other than shares of Stock in an amount that has a material effect on the value of shares of Stock (a “Material Dividend”); a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of shares of Stock; a recapitalization; a spinoff; a merger, consolidation, or other reorganization involving the Company that would not constitute a Change in Control; or any similar occurrence, then the Committee shall make appropriate adjustments (which adjustments shall be final, binding and conclusive on all parties) in one or more of:

(i)	The maximum number of shares of Stock and Stock equivalents available under Section 3.1 for future grants of Awards and of specified types of Awards;

(ii)	The limitations set forth in Section 3.3;
(iii)	The number and kind of shares of Stock or Stock equivalents (or other securities) covered by each outstanding Award;

(iv)
The Exercise Price under each outstanding Option and SAR, but without changing the aggregate Exercise Price (i.e., the Exercise Price multiplied by the number of shares of Stock subject to the Option or SAR) as to which such Option or SAR remain exercisable; and

(v)
In the event of a Material Dividend, (A) the Exercise Price, including the aggregate Exercise Price (i.e., the Exercise Price multiplied by the number of shares of Stock subject to the Option or SAR), under each outstanding Option or SAR necessary to compensate for the loss of intrinsic value of such Award as a result of the Material Dividend and (B) other adjustments or actions appropriate to compensate for the loss of intrinsic value of such Award as a result of the Material Dividend; provided that any such adjustments or other actions described in subsections (A) or (B) shall be made in compliance with the Code (including Section 409A thereof) and the Treasury Regulations thereunder and any other applicable tax laws or regulations.

15.2.  Reservation of Rights. Except as provided in this Section 15, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares of Stock subject to an Option or SAR and the number of or consideration for shares of Stock, subject to a Restricted Stock Award or RSU. The grant of an Option, SAR, Restricted Stock Award, or RSU pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

16.    LIQUIDATION; CHANGE IN CONTROL AND OTHER TRANSACTIONS.
16.1.  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Stock covered thereby, including Stock as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse as to all such Stock covered thereby, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

16.2.  Change in Control and Other Corporate Transactions. In the event of a Change in Control, a merger or consolidation of the Company with or into another corporation, the sale of substantially all of the assets of the Company or other reorganization of the Company (each, a “Covered Transaction”), if the successor corporation, or a parent of the successor corporation, does not assume each outstanding Award or substitute the Award with an equivalent option or right (or if the Company is the surviving entity in the Covered Transaction, the Covered Transaction does not result in a continuation of the Award by the Company), any of the foregoing of which may be done on an Award-by-Award basis, then a Participant shall fully vest in and have the right to exercise the Award as to all of the Stock as to which it would not otherwise be vested or exercisable, and all restrictions and conditions outstanding on the Award shall be met. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Covered Transaction (or in lieu of continuation of the outstanding Award by the Company if the Company is the surviving entity in the Covered Transaction), then the Committee shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For purposes of this Section 16.2, the Award shall be considered assumed if, following the Covered Transaction, the option or right confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Covered Transaction, the consideration (whether stock, cash, or other securities or property) received in the Covered Transaction for each share of Stock held on the effective date of the Covered Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Stock); provided, however, that if such consideration received in the Covered Transaction is not solely common stock of the successor corporation or its parent, then the Committee may, with the consent of the successor corporation or its parent, provide for the consideration to be received upon the exercise of the Award, for each share of Stock subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock in the Covered Transaction.

16.3.  Involuntary Termination upon Change in Control. For purposes of clarification, the Committee shall have the full power and authority to provide in an Award Agreement that the Award shall become fully vested and exercisable in any Covered Transaction, including in the event of a Participant's Termination of Service without Cause or for Good Reason within a designated period (not to exceed eighteen (18) months) following the effective date of any Covered Transaction in which the Award does not otherwise accelerate. For purposes hereof, “Good Reason” shall mean a voluntary resignation by the Participant after any of the following effected without the Participant's consent: (A) a change in his or her position with the Company that materially reduces his or her duties and responsibilities or the level of management to which her or she reports, (B) a reduction in his her level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of his or her place of employment by more than fifty (50) miles.

17.    WITHHOLDING TAXES.

17.1.  Payment by Participant; Deduction by Company. As a condition to the exercise of any Option, and no later than the date as of which the value of any other Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal, state, or local income tax purposes, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the Participant, including any payment or release of cash or shares of Stock under the applicable Award or any other Award.

17.2.  Payment in Stock. With the permission of the Committee, or as specified in the Award Agreement, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

18.    SECURITIES LAWS.
Shares of Stock shall not be issued under this Plan unless the issuance and delivery of such shares of Stock complies with (or is exempt from) all requirements of Applicable Laws, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

19.    NO EMPLOYMENT RIGHTS.
Neither this Plan nor any Award shall give any person any right to be or remain an Employee, Director or Consultant of the Company or of any Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any Employee, Director or Consultant at any time, with or without Cause, subject to applicable laws and written agreements (if any).

20. DURATION, AMENDMENTS, AND TERMINATION.

20.1.  Term of this Plan. This Plan shall terminate automatically on the date which is ten (10) years after this Plan is approved by the Company's stockholders. No Award of any type may be granted under this Plan after such date. This Plan may be terminated on any earlier date pursuant to Section 20.2.

20.2.  Right to Amend or Terminate this Plan. The Board may amend, suspend, or terminate this Plan at any time and for any reason. An amendment of this Plan shall be subject to the approval of the Company's stockholders only to the extent provided herein or required by Applicable Laws.

20.3.  Effect of Plan Amendment or Termination. No amendment, suspension, or termination of this Plan (including at the end of the term specified in Section 20.1) shall impair the rights of any Participant with respect to any Award then outstanding, which shall continue in effect in accordance with the terms of the Award Agreement (as it may be amended from time to time) and of this Plan on the Grant Date until its expiration or earlier termination as specified in the Award Agreement. The termination of this Plan shall not affect the Committee's rights or obligations with respect to the continued exercise of its powers under this Plan regarding Awards that are outstanding at the time of termination.

21.    MISCELLANEOUS.

21.1.  Investment Representations. As a condition to the receipt of an Award or to the purchase or other receipt of shares of Stock pursuant to an Award, the Company may require the person receiving such Award or shares to represent and warrant that the Award or the shares of Stock being purchased or otherwise received are only for investment and without any present intention to sell or distribute such Award or shares of Stock if, in the opinion of counsel for the Company, such a representation is required.

21.2.  Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date this Plan is adopted by the Board, and no Awards shall be granted under this Plan until such stockholder approval is obtained. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

21.3.  Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21.4.  Successors. All obligations of the Company under this Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

21.5.  Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and included in the consolidated financial statements of the Company prepared in the ordinary course of business.

21.6.  Stock Certificates. Notwithstanding anything in this Plan to the contrary, to the extent this Plan provides for the issuance of stock certificates to reflect the ownership of shares of Stock or Restricted Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by Applicable Laws.

21.7.  Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
21.8.  Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
21.9.  Governing Law. This Plan, the Award Agreements, and all actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to such state's or any other jurisdiction's conflicts of law principles.

2014 AMENDMENT
TO THE
STAMPS.COM INC. 2010 EQUITY INCENTIVE PLAN

Pursuant to Section 20.2 of the Stamps.com Inc. 2010 Equity Incentive Plan (the “Plan”), and the action of the Board of Directors of Stamps.com Inc. (the “Company”), the Company hereby adopts this Amendment to the Plan.  This Amendment is effective September 9, 2014.  Capitalized terms used in this Amendment, but not defined herein, shall have the respective meanings for such terms set forth in the Plan.

The Plan is amended in the following respects only:

1.          A new definition is added to Section 2 of the Plan to read as follows:

“2014 Plan Amendment” means the amendment to this Plan adopted by action of the Board effective September 9, 2014, increasing the number of shares of Stock and Stock equivalents reserved and available for the grant of Awards under this Plan as set forth in Section 3.1.

2.          The first sentence of Section 3.1 of the Plan is amended to read as follows:

The maximum aggregate number of shares of Stock and Stock equivalents reserved and available for the grant of Awards under this Plan is the three million five hundred thousand (3,500,000) shares originally set forth in this Plan plus an additional two million one hundred thousand (2,100,000) shares added by the 2014 Plan Amendment, in each case calculated in accordance with Section 3.2.

3.          Section 21.2A is added to the Plan to read as follows:

21.2A.     Stockholder Approval of 2014 Plan Amendment.  The 2014 Plan Amendment is subject to approval by the stockholders of the Company within twelve (12) months after the effective date of the 2014 Plan Amendment.  No Awards of Restricted Stock or Restricted Stock Units may be granted (or any other issuances of shares of Stock made) with respect to the shares of Stock added to the Plan by the 2014 Plan Amendment unless and until such stockholder approval is obtained.  Awards of Options and Stock Appreciation Rights may be granted with respect to the shares of Stock added to the Plan by the 2014 Plan Amendment prior to such stockholder approval, provided that any such Options and Stock Appreciation Rights may not be exercised or become exercisable unless and until such stockholder approval is obtained.  Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Executed on September 9, 2014, at El Segundo, California.

STAMPS.COM INC.

By:	/s/ Ken McBride
Title:	Chief Executive Officer

2016 AMENDMENT
TO THE
STAMPS.COM INC. 2010 EQUITY INCENTIVE PLAN
Pursuant to Section 20.2 of the Stamps.com Inc. 2010 Equity Incentive Plan, as amended to date (the “Plan”), and the action of the Board of Directors of Stamps.com Inc. (the “Company”), the Company hereby adopts this Amendment to the Plan.  This Amendment is effective April 28, 2016.  Capitalized terms used in this Amendment, but not defined herein, shall have the respective meanings for such terms set forth in the Plan.

The Plan is amended in the following respects only:

1.          A new definition is added to Section 2 of the Plan to read as follows:

“2016 Plan Amendment” means the amendment to this Plan adopted by action of the Board effective April 28, 2016, increasing the number of shares of Stock and Stock equivalents reserved and available for the grant of Awards under this Plan as set forth in Section 3.1.

2.          The first sentence of Section 3.1 of the Plan is amended to read as follows:

The maximum aggregate number of shares of Stock and Stock equivalents reserved and available for the grant of Awards under this Plan is the three million five hundred thousand (3,500,000) shares originally set forth in this Plan plus the additional two million one hundred thousand (2,100,000) shares added by the 2014 Plan Amendment, plus an additional one million two hundred thousand (1,200,000) shares added by the 2016 Plan Amendment, in each case calculated in accordance with Section 3.2.

3.          Section 21.2A is added to the Plan to read as follows:

21.2A.     Stockholder Approval of 2016 Plan Amendment.  The 2016 Plan Amendment is subject to approval by the stockholders of the Company within twelve (12) months after the effective date of the 2016 Plan Amendment.  No Awards of Restricted Stock or Restricted Stock Units may be granted (or any other issuances of shares of Stock made) with respect to the shares of Stock added to the Plan by the 2016 Plan Amendment unless and until such stockholder approval is obtained.  Awards of Options and Stock Appreciation Rights may be granted with respect to the shares of Stock added to the Plan by the 2016 Plan Amendment prior to such stockholder approval, provided that any such Options and Stock Appreciation Rights may not be exercised or become exercisable unless and until such stockholder approval is obtained.  Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Executed on April 28, 2016, at El Segundo, California.

STAMPS.COM INC.

By:	/s/ Ken McBride
Title:	Chief Executive Officer

ANNEX E
(2018 Amendment to the 2010 Equity Incentive Plan)

2018 AMENDMENT
TO THE
STAMPS.COM INC. 2010 EQUITY INCENTIVE PLAN

Pursuant to Section 20.2 of the Stamps.com Inc. 2010 Equity Incentive Plan, as amended to date (the “Plan”), and the action of the Board of Directors of Stamps.com Inc. (the “Company”), the Company hereby adopts this Amendment to the Plan. This Amendment is effective April 25, 2018. Capitalized terms used in this Amendment, but not defined herein, shall have the respective meanings for such terms set forth in the Plan.

The Plan is amended in the following respects only:

1.    A new definition is added to Section 2 of the Plan to read as follows:

“2018 Plan Amendment” means the amendment to this Plan adopted by action of the Board effective April 25, 2018.

2.    The first sentence of Section 3.1 of the Plan is amended to read as follows:

The maximum aggregate number of shares of Stock and Stock equivalents reserved and available for the grant of Awards under this Plan (the "Share Reserve") (which also is the maximum aggregate number of shares of Stock that may be issued pursuant to Incentive Stock Options granted under this Plan) is the three million five hundred thousand (3,500,000) shares originally set forth in this Plan plus the additional two million one hundred thousand (2,100,000) shares added by the 2014 Plan Amendment, plus an additional one million two hundred thousand (1,200,000) shares added by the 2016 Plan Amendment, plus an additional two million two hundred thousand (2,200,000) shares added by the 2018 Plan Amendment, in each case calculated in accordance with Section 3.2.

5.    Section 6.2 of the Plan is amended in its entirety to read as follows:

6.2.    Restriction on Repricing of Options and SARs. Subject to Section 15.1, no outstanding Option or SAR shall be amended to reduce its Exercise Price or cancelled or replaced with a new Award (of the same type or of any different type) having a lower exercise price (or other purchase price) for any reason, and no outstanding Option or SAR that has an Exercise Price greater than the current Fair Market Value of the Stock shall be cancelled or replaced in exchange for cash or any other property (except in connection with a Covered Transaction), in each case unless the Company’s stockholders entitled to vote at a meeting of stockholders have approved such action within twelve (12) months prior to such event.

4.    The following provision is added as Section 6.4 of the Plan:

6.4    Minimum Vesting. All Awards other than Substitute Awards granted after the effective date of the 2018 Plan Amendment shall be granted subject to a minimum vesting period of at least twelve (12) months; provided, that up to five percent (5%) of the Share Reserve may be issued in respect of Awards that are not subject to the minimum vesting period requirement; provided, further that this Section 6.4 shall not apply to vesting of awards upon a Participant’s Termination of Service, death or Disability or following a Change in Control.

5.    The following provision is added as Section 6.5 of the Plan:

6.5    No Dividend Payments on Unvested Awards. No dividends or dividend equivalents may be paid to a Participant with respect to an Award granted after the effective date of the 2018 Plan Amendment, unless and until the date the Participant vests in such Award or all restrictions lapse with respect to such Award. Notwithstanding the foregoing, if and to the extent provided in the applicable Award Agreement, dividends or dividend equivalents relating to Awards that are unvested or subject to restrictions may accrue and be paid to Participants at the time the underlying Award vests or its restrictions lapse and shall be forfeited to the extent the underlying Award is forfeited.

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6.    Section 9.6 of the Plan is amended in its entirety to read as follows:

9.6.    Rights as Stockholder. Upon delivery of the Restricted Stock to the escrow holder or other action taken by the Committee pursuant to Section 9.3, the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, subject to the restrictions and the Award Agreement, including the right to vote the Restricted Stock and, subject to Section 6.5, the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any additional shares of Restricted Stock to which Grantee shall be entitled as a result of stock dividends, stock splits, or any other form of recapitalization in respect of shares of Stock subject to restrictions shall also be subject to the restrictions until the restrictions on the underlying shares of Stock lapse, and any other form of dividends in respect of shares of Stock subject to restrictions shall also be subject to the restrictions and shall not be paid unless and until the restrictions on the underlying shares of Stock lapse.

7.    Section 17.2 of the Plan is amended by the addition of the following sentence to the end thereof:

If shares of Stock that otherwise would be issued to the Participant are withheld by the Company to satisfy a tax withholding obligation, the shares applied to such tax withholding shall have a Fair Market Value that is no greater than the maximum statutory federal, state or local tax rates that could apply to the Award in the jurisdictions applicable to the Participant on the date that the amount of tax to be withheld is to be determined, or such other limitation as may be required by then applicable accounting rules and regulations to maintain favorable equity accounting treatment for the Award.

8.    The first sentence of Section 20.1 of the Plan is amended to read as follows:

This Plan shall terminate automatically on April 25, 2028.

9.    Section 21.2B is added to the Plan to read as follows:

21.2B. Stockholder Approval of 2018 Plan Amendment. The 2018 Plan Amendment is subject to approval by the stockholders of the Company within twelve (12) months after the effective date of the 2018 Plan Amendment. No Awards may be granted under the Plan after expiration of the original ten (10) year term of the Plan, unless and until such stockholder approval is obtained. No Awards of Restricted Stock or Restricted Stock Units may be granted (or any other issuances of shares of Stock made) with respect to the shares of Stock added to the Plan by the 2018 Plan Amendment unless and until such stockholder approval is obtained. Awards of Options and Stock Appreciation Rights may be granted with respect to the shares of Stock added to the Plan by the 2018 Plan Amendment prior to such stockholder approval, provided that any such Options and Stock Appreciation Rights may not be exercised or become exercisable unless and until such stockholder approval is obtained. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Executed on April 25, 2018, at El Segundo, California.

STAMPS.COM INC.

By: __/s/ Ken McBride___________________

Title: __Chief Executive Officer____________

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PROXY
This Proxy is Solicited on Behalf of the Board of Directors of
STAMPS.COM INC.

Annual Meeting of Stockholders, June 11, 2018
The undersigned stockholder of Stamps.com Inc. hereby revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 11, 2018 and the Proxy Statement, each dated May 3, 2018, and hereby appoints each of Ken McBride and Matt Lipson, or either of them, as proxy and attorney-in-fact of the undersigned, with full power of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2018 Annual Meeting of Stockholders and to vote all shares of common stock of STAMPS.COM INC. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2018 Annual Meeting of Stockholders to be held at Stamps.com Inc., 1990 E. Grand Avenue, El Segundo, CA 90245 on June 11, 2018 at 10:00 a.m. Pacific Daylight Savings Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.	To elect one Class I director to serve for a three-year term ending at the Company’s 2021 annual meeting of stockholders or until his successor is duly elected and qualified;
	G. Bradford Jones	FOR ☐	WITHHOLD ☐

2.	To approve, on a non-binding advisory basis, the Company’s executive compensation;
			FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve the 2018 Amendment to the Stamps.com Inc. 2010 Equity Incentive Plan;
			FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 2018.
			FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (I) FOR THE ELECTION OF THE DIRECTOR LISTED ABOVE, (II) FOR APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPANY'S EXECUTIVE COMPENSATION, (III) FOR THE 2018 AMENDMENT TO THE COMPANY'S 2010 EQUITY INCENTIVE PLAN, AND (IV) FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR 2018. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT MAY PROPERLY BE BROUGHT BEFORE THE ANNUAL MEETING OF WHICH THE BOARD OF DIRECTORS DID NOT HAVE NOTICE PRIOR TO FEBRUARY 11, 2018.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT    ☐
PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING    ☐

Please print the name(s) appearing on each share certificate over which you have voting authority. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both must sign and date.

(Print name(s) exactly as on certificate)
Please sign your name and date:		Date:
(Authorized Signature)
Date:
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